UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

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Spire Global, Inc.

(Name of Registrant as Specified In Its Charter)

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SPIRE GLOBAL, INC. 8000 TOWERS CRESCENT DRIVE SUITE 1100 VIENNA, VIRGINIA 22182

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held at 10:00 am Eastern Time on Tuesday, June 4, 2024

Dear Stockholders of Spire Global, Inc.:

We cordially invite you to attend the 2024 annual meeting of stockholders (the “Annual Meeting”) of Spire Global, Inc., to be held on June 4, 2024 at 10:00 am Eastern Time. The Annual Meeting will be conducted virtually via live audio webcast. You will be able to attend the Annual Meeting virtually by visiting www.proxydocs.com/SPIR, where you will be able to listen to the meeting live, submit questions and vote online.

We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect two Class III directors, Theresa Condor and Dirk Hoke, to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal year ending December 31, 2024;

3.	To approve an amendment to the Company's 2021 Equity Incentive Plan to increase the number of shares authorized for issuance under the plan by 1,000,000 shares;

4.	To approve an amendment to the Company's Restated Certificate of Incorporation to provide for exculpation of officers as permitted by Delaware law; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on April 15, 2024 as the record date for the Annual Meeting. Stockholders of record on April 15, 2024 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.

By order of the Board of Directors,

Peter Platzer

Chief Executive Officer, President and Chairperson of the Board

Vienna, Virginia

April 23, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2024: THE 2024 PROXY STATEMENT AND 2023 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT www.proxydocs.com/SPIR

SPIRE GLOBAL, INC.

PROXY STATEMENT

FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

to be held at 10:00 am Eastern Time on Tuesday, June 4, 2024

GENERAL INFORMATION

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2024 annual meeting of stockholders of Spire Global, Inc. (“Spire,” the “Company,” “we,” “us” or similar terms), and any postponements, adjournments, or continuations thereof (the “Annual Meeting”).

The Annual Meeting will be held on Tuesday, June 4, 2024 at 10:00 am Eastern Time. The Annual Meeting will be conducted virtually via live audio webcast. You will be able to attend the Annual Meeting virtually by visiting www.proxydocs.com/SPIR, where you will be able to listen to the meeting live, submit questions and vote online. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2023 Annual Report on Form 10-K (our “2023 Annual Report”) is first being mailed on or about April 23, 2024 to all stockholders entitled to vote at the Annual Meeting. The proxy materials and our 2023 Annual Report can be accessed by following the instructions in the Notice.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

On August 16, 2021, Spire Global Subsidiary (formerly known as Spire Global, Inc.) (“Legacy Spire”) closed its previously announced merger with NavSight Holdings, Inc. (“NavSight”), a special purpose acquisition company. As a result, Legacy Spire continued as the surviving corporation and a wholly owned subsidiary of NavSight (the “Merger”, and such consummation, the (“Closing”). NavSight then changed its name to Spire Global, Inc. and Legacy Spire changed its name to Spire Global Subsidiary, Inc.

On August 31, 2023, we effected a reverse stock split at a ratio of 1-for-8 (the “Reverse Stock Split”) of our common stock. In connection with the Reverse Stock Split, every eight shares of our Class A and Class B common stock issued and outstanding as of the effective date were automatically combined into one share of Class A or Class B common stock, as applicable. Unless otherwise indicated, all historical share and per share amounts for periods prior to the Reverse Stock Split in this proxy statement have been adjusted to reflect the Reverse Stock Split. Proportionate adjustments were made to the per share exercise price and the number of shares of Class A common stock that may be purchased upon exercise of outstanding stock options, the number of shares of Class A common stock that will be issued upon the vesting of outstanding restricted stock units (“RSUs”) and the number of shares of Class A common stock reserved for issuance under our 2021 Equity Incentive Plan (the “2021 Plan”) and our 2021 Employee Stock Purchase Plan.

What matters am I voting on?

You are being asked to vote on:

•
the election of two Class III directors, Theresa Condor and Dirk Hoke, to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified;
•
a proposal to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal year ending December 31, 2024;
•
a proposal to approve an amendment to the 2021 Plan to increase the number of shares authorized for issuance under the plan by 1,000,000 shares;

•
a proposal to approve an amendment to the Company’s Restated Certificate of Incorporation to provide for exculpation of officers as permitted by Delaware law; and
•
any other business as may properly come before the Annual Meeting.

How does the board of directors recommend I vote on these proposals?

Our board of directors recommends a vote:

•
“FOR” the election of the two Class III director nominees named in this proxy statement;
•
“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2024;
•
“FOR” the proposal to approve an amendment to the 2021 Plan to increase the number of shares authorized for issuance under the plan by 1,000,000 shares; and
•
“FOR” the proposal to approve an amendment to the Company’s Restated Certificate of Incorporation to provide for exculpation of officers as permitted by Delaware law.

Who is entitled to vote?

Holders of our Class A and Class B common stock as of the close of business on April 15, 2024, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 24,317,560 shares of our Class A common stock outstanding and 1,507,325 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to nine votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our “common stock.”

Stockholders of Record. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the proxy materials were forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, you may not vote your shares of our common stock live at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank, or other nominee as “street name stockholders.”

How many votes are needed for approval of each proposal?

Proposal No. 1: A director is elected by a plurality of the votes cast with respect to the election of directors at the Annual Meeting. A plurality of votes cast means that the director nominee receiving the greatest number of “For” votes at the Annual Meeting will be elected. You may vote “For” or “Withhold” for the nominee for election as a director. Withhold votes and broker non-votes will have no effect on the outcome of the vote.

Proposal No. 2: The ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2024, requires the affirmative “For” vote of a majority of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Any broker non-votes will have no effect on the outcome of this proposal.

Proposal No. 3: The approval of an amendment to the 2021 Plan to increase the number of shares authorized for issuance under the plan by 1,000,000 shares requires the affirmative “For” vote of a majority of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Proposal No. 4: The approval of an amendment to our Restated Certificate of Incorporation to provide for exculpation of officers as permitted by Delaware law requires the affirmative “For” vote of a majority of the voting power of the outstanding shares of our Class A and Class B common stock entitled to vote, voting together as a single class. Abstentions and broker non-votes will have the same effect as a vote “Against” this proposal.

What does it mean if I receive more than one proxy card or voting instruction form?

If you received more than one proxy card or voting instruction form, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included in each proxy card and voting instruction form to ensure that all of your shares are voted.

Are a certain number of shares required to be present at the Annual Meeting?

A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws and Delaware law. The presence, virtually or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•
by Internet prior to the Annual Meeting at www.proxydocs.com/SPIR, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 3, 2024 (have your Notice or proxy card in hand when you visit the website);
•
by toll-free telephone at the phone number listed on your proxy card, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 3, 2024 (have your proxy card in hand when calling);
•
by completing and mailing your proxy card (if you received printed proxy materials); or
•
by attending the Annual Meeting virtually by visiting www.proxydocs.com/SPIR, where you may vote during the meeting (please have your Notice or proxy card in hand when you visit the website).

Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to direct your broker, bank, or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares live at the Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will generally have discretion to vote your shares on the “routine” proposal to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you (and failure to provide instructions on these matters will result in a “broker non-vote”).

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•
entering a new vote by Internet or by telephone;
•
completing and returning a later-dated proxy card;
•
notifying the Corporate Secretary and Chief Legal Officer of Spire Global, Inc. (the “Corporate Secretary”), in writing, at Spire Global, Inc., 8000 Towers Crescent Drive, Suite 1100, Vienna, Virginia 22182; or
•
attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote or revoke your proxy.

How can I participate in the Annual Meeting?

You will be able to attend the Annual Meeting virtually and vote your shares electronically at the meeting by visiting www.proxydocs.com/SPIR. To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card. The Annual Meeting webcast will begin promptly at 10:00 am Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 am Eastern Time, and you should allow ample time for the check-in procedures.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Peter Platzer, Leonardo Basola and Boyd Johnson have been designated as proxy holders by our board of directors. When proxies are properly submitted, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder.

If the proxy is properly submitted, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our 2023 Annual Report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 23, 2024 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies by telephone, by electronic communication, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Where can I find the voting results of the Annual Meeting?

We will disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

I share an address with another stockholder, and we received only one paper copy of the Notice or, if applicable, proxy materials. How may I obtain an additional copy of the Notice or, if applicable, proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials, to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at:

Spire Global, Inc.

Attention: Corporate Secretary

8000 Towers Crescent Drive, Suite 1100

Vienna, Virginia 22182

(202) 301-5127

Street name stockholders may contact their broker, bank, or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2025 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than December 24, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Stockholder proposals should be addressed to:

Spire Global, Inc.

Attention: Corporate Secretary

8000 Towers Crescent Drive, Suite 1100

Vienna, Virginia 22182

(202) 301-5127

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our board of directors, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for the 2025 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•
not earlier than February 7, 2025; and
•
not later than March 9, 2025.

In the event that we hold the 2025 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, a notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2025 annual meeting of stockholders and no later than the close of business on the later of the following two dates:

•
the 90th day prior to the 2025 annual meeting of stockholders; or
•
the 10th day following the day on which public announcement of the date of the 2025 annual meeting of stockholders is first made.

If a stockholder who has notified us of his, her, or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her, or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Recommendation or Nomination of Director Candidates

Our stockholders may recommend director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Corporate Secretary or legal department at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations and Nominations to the Board of Directors.”

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

In addition to satisfying the foregoing requirements, in order to comply with the universal proxy rules, a stockholder who intends to solicit proxies in support of director nominees for election at the 2025 annual meeting of stockholders, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) no later than April 7, 2025. If the date of the 2025 annual meeting of stockholders is more than 30 days before or after the first anniversary of the 2024 Annual Meeting, then such notice must be provided by the later of the 60th day prior to the date of such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Availability of Bylaws

A copy of our amended and restated bylaws is available via the SEC’s website at http://www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors. Our board of directors currently consists of six directors, four of whom are “independent” under the listing standards of the New York Stock Exchange (“NYSE”). We have a classified board of directors consisting of three classes, each serving staggered three-year terms. Only one class of directors is elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term will continue until the end of such director’s three-year term and the election and qualification of their successor, or their earlier death, resignation, or removal.

The following table sets forth the names, ages as of April 12, 2024, and certain other information for each of the directors with terms expiring at the Annual Meeting (both of whom are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors:

Name	Class	Age	Position	Current Term Expires	Expiration of Term for Which Nominated
Directors with Term Expiring at the Annual Meeting/Nominee
Theresa Condor	III	43	Chief Operating Officer and Director	2024	2027
Dirk Hoke (1)	III	55	Director	2024	2027

Continuing Directors
Peter Platzer	I	54	Chief Executive Officer and Chair	2025
Stephen Messer (2)(3)	I	52	Director	2025
Joan Amble (1)	I	70	Director	2025
William Porteous (1)(2)(3)	II	51	Director	2026

_____________

(1) Member of our audit committee.

(2) Member of our compensation committee.

(3) Member of our nominating and corporate governance committee.

Nominees for the Board of Directors

Theresa Condor has served as our Chief Operating Officer since October 2021 and as one of our directors since August 2021. Prior to her role as Chief Operating Officer, Ms. Condor served as Executive Vice President, General Manager of Space Services and Earth Intelligence since August 2021. Ms. Condor also served as Executive Vice President, General Manager of Space Services and Earth Intelligence at Legacy Spire, in addition to serving in a variety of other roles, since February 2013, and served as one of Legacy Spire’s directors since November 2015. From August 2008 to February 2012, Ms. Condor was with Citigroup Inc., an investment bank and financial services company, where she served most recently as Vice President of Trade Risk Distribution at the Latin America Desk and previously as a Rotating Management Associate. Ms. Condor holds a B.A. in Government from Cornell University and an M.I.A. in International Finance and Policy from the School of International and Public Affairs at Columbia University.

Ms. Condor was selected to serve on our board of directors because of her industry, business, and leadership experience.

Dirk Hoke has served as one of our directors since November 2021. Mr. Hoke is currently the Chief Executive Officer of Volocopter GmbH, the pioneer of Urban Air Mobility. Prior to joining us, Mr. Hoke served as the Chief Executive Officer of the Airbus Defence and Space division of Airbus SE and served as a member of the Airbus Executive Committee from January 2016 to August 2021. Before joining Airbus, he worked at Siemens AG, where he held various executive-level positions including General Manager for the Transrapid Propulsion and Power Supply, President of Siemens Transportation Systems China, the first Chief Executive Officer of Siemens Africa and the Chief Executive Officer of

Industrial Solutions, Customer Services and Large Drives in Germany from May 2005 to December 2015. Mr. Hoke currently serves on the Board of Directors of SolarEdge Technologies, Inc. He holds a degree in Mechanical Engineering from the Technical University of Brunswick, Germany and is an Alumni of the Young Global Leader Program of the World Economic Forum.

Mr. Hoke was selected to serve on our board of directors because of his in-depth experience and leadership in the aerospace industry.

Continuing Directors

Peter Platzer has served as our President, Chief Executive Officer, and as one of our directors since August 2021. Mr. Platzer served as the co-founder and Chief Executive Officer of Legacy Spire and as one of its directors from September 2012 through the Closing of our merger with NavSight. Prior to this, Mr. Platzer served as Senior Portfolio Manager at Vegasoul Capital, LLC, an asset management firm, from September 2010 to September 2011, and as Director, Proprietary Trader at Deutsche Bank AG, an investment bank and financial services company, from July 2007 to December 2010. Mr. Platzer also served as Head of Quantitative Research at TRG Management LP, also known as The Rohatyn Group, an asset management firm, from May 2003 to July 2007. Mr. Platzer holds a Dipl. Ing (equivalent to B.S., M.S., and Ph.D. qualification exam) in Physics from the Technical University of Vienna, an M.Sc. cum laude in Space Science and Management from the International Space University, and an M.B.A. summa cum laude from Harvard Business School.

Mr. Platzer was selected to serve on our board of directors because of the perspective and experience he brings as our President and Chief Executive Officer.

Stephen Messer has served as one of our directors since August 2021. Mr. Messer served as one of the directors of Legacy Spire from May 2014 through the Closing. Mr. Messer has served as Member at Zephir Worldwide LLC, a venture capital firm, since 2012. Mr. Messer has served as Vice Chairman and Co-Founder at Collective[i], a foundation AI model for Commerce, since January 2008 and as President and Co-Founder of World Evolved Services, LLC, a venture capital firm, since January 2006. Prior to this, Mr. Messer served as Chief Executive Officer and Co-Founder at LinkShare Corporation, an affiliate marketing service company acquired by Rakuten, Inc., from 1996 to 2005. Mr. Messer currently serves on the board of directors of several private companies and on the advisory boards for multiple venture capital firms. Mr. Messer holds a B.A. in Government and Law, History from Lafayette College and a J.D. from Benjamin N. Cardozo School of Law, Yeshiva University.

Mr. Messer was selected to serve on our board of directors because of his extensive business and leadership experience and his experience in technology, AI, and growth companies.

Joan Amble has served as one of our directors since August 2022. She has an extensive career in finance, most recently serving as Executive Vice President, Finance, and Comptroller for American Express. Prior to holding senior leadership positions at American Express, Ms. Amble spent more than a decade at General Electric, most recently serving as Chief Operating Officer and Chief Financial Officer for GE Capital markets, overseeing securitizations, debt placement, and syndication, as well as structured equity transactions. She has extensive experience in corporate governance, having served on the Board of Directors of Broadcom Corp, Brown-Forman, Sirius XM Holdings Inc., and as an independent advisor to the Executive Committee of the U.S. affiliate of Societe Generate S.A. Ms. Amble currently serves on the Board of Directors of Zurich Insurance Group AG and Booz Allen Hamilton Holding Corp. Until May 2023, she was a board member, audit committee chair and member of the nomination and governance committee at BuzzFeed, Inc. She is currently the president of JCA Consulting, LLC. Throughout her career, Ms. Amble has been a tremendous advocate for the professional development of women in business. She is the co-founder of W.O.M.E.N in America, a leadership program launched in the fall of 2009.

Ms. Amble was selected to serve on our board of directors because of her extensive business experience and leadership in finance, accounting, and corporate governance.

William D. Porteous has served as one of our directors since August 2021. Mr. Porteous served as one of the directors of Legacy Spire from May 2014 through the Closing. Since August 2000, Mr. Porteous has been with RRE Ventures, LLC, a venture capital firm, where he currently serves as a General Partner and the firm’s Chief Operating Officer. Over the course of his career, Mr. Porteous has served on the board of directors of more than 20 companies. In addition to Spire, Mr. Porteous currently serves as Chairman of the Board of Directors of BlackSky Technology Inc., (NYSE: BKSY) as well as Nanit, Paperless Post, Pattern, Pilot Fiber, Ursa, and Wave. Mr. Porteous has also served as Co-Chairman and Founder at the Dockery Farms Foundation, a non-profit dedicated to preserving the historic property and heritage of Dockery Farms. Mr. Porteous served as an Adjunct Professor at Columbia University from January 2003 to May 2018. Mr. Porteous holds a B.A. in English from Stanford University, an M.B.A. from the Harvard Business School, and an M.Sc. in Economics and Industrial Relations from the London School of Economics and Political Science.

Mr. Porteous was selected to serve on our board of directors because of his extensive business and leadership experience.

Family Relationships

Mr. Platzer and Ms. Condor, each a director and executive officer of the Company, are husband and wife. There are no other family relationships among any of the directors or executive officers of the Company.

Director Independence

Under the listing standards of the NYSE, independent directors must comprise a majority of a listed company’s board of directors. In addition, NYSE listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under NYSE listing standards, a director will only qualify as an “independent director” if the board of directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning their background, employment, and affiliations, our board of directors has determined that Messrs. Hoke, Messer and Porteous, and Ms. Amble, do not have a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and that each of these directors is “independent” as that term is defined under the listing standards of the NYSE. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships, Related Party and Other Transactions.”

Board Leadership Structure and Role of the Lead Independent Director

We believe that the structure of our board of directors and its committees provides strong overall management of our Company. Mr. Platzer currently serves as both the chairperson of our board of directors and as our Chief Executive Officer. As our Chief Executive Officer, Mr. Platzer is best positioned to identify strategic priorities, lead critical discussion, and execute our business plans.

Our board of directors has adopted Corporate Governance Guidelines that provide that one of our independent directors will serve as our lead independent director at any time when the chair of our board of directors is not independent, including when our Chief Executive Officer serves as the chair of our board of directors. Our board of directors has appointed Mr. Porteous to serve as our lead independent director. The board of directors considered Mr. Porteous’ demonstrated leadership during his tenure as a member of the board and also his contributions as a member of the compensation committee, nominating and corporate governance committee and audit committee, and the board of directors believes that Mr. Porteous’ ability to act as a strong lead independent director provides balance in our leadership structure and is in the best interests of Spire and its stockholders. As our lead independent director, Mr. Porteous presides over periodic meetings of our independent directors, serves as a liaison between Mr. Platzer and our independent directors, and performs such additional duties as our board of directors may otherwise determine and delegate.

Only independent directors serve on the audit committee, the compensation committee, and the nominating and corporate governance committee of our board of directors. As a result of the board of directors’ committee system and the existence of a majority of independent directors, the board of directors believes it maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates, and corporate governance programs. We believe that the leadership structure of our board of directors, including Mr. Porteous’ role as lead independent director, as well as the strong independent committees of our board of directors, is appropriate and enhances our board of directors’ ability to effectively carry out its roles and responsibilities on behalf of our stockholders, while Mr. Platzer’s combined role enables strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

Board Meetings and Committees

During our fiscal year ended December 31, 2023, our board of directors held six meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we strongly encourage, but do not require, our directors to attend. Each director then on the board attended our 2023 annual meeting of stockholders.

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below.

Audit Committee

Our audit committee consists of Ms. Amble and Messrs. Porteous and Hoke, with Mr. Porteous serving as chairperson. Each member of the audit committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations and the financial literacy and sophistication requirements of the listing standards of the NYSE. In addition, our board of directors has determined that Mr. Porteous is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (“Securities Act”). Our audit committee is responsible for, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and oversee the performance of the independent registered public accounting firm;

•

reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations;

•	reviewing our financial statements and our critical accounting policies and estimates;

•	overseeing and monitoring the integrity of our financial statements, accounting and financial reporting processes, and internal controls;

•	overseeing the design, implementation, and performance of our internal audit function;

•	overseeing our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	overseeing our policies on risk assessment and risk management;

•	overseeing compliance with our code of business conduct and ethics;

•	reviewing and approving related party transactions; and

•

approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

No member of our audit committee may serve on the audit committee of more than three public companies, including Spire, unless our board of directors determines that such simultaneous service would not impair the ability of such member to effectively serve on our audit committee and we disclose such determination in accordance with the listing standards of the NYSE.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter for our audit committee is available on our website at ir.spire.com. During 2023, our audit committee held six meetings.

Compensation Committee

Our compensation committee consists of Messrs. Messer and Porteous, with Mr. Messer serving as chairperson. Each member of our compensation committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations and is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:

•	reviewing, approving, and determining, or making recommendations to our board of directors regarding, the compensation of our executive officers, including our Chief Executive Officer;

•	administering our equity compensation plans and incentive compensation plans;

•	establishing and periodically reviewing general policies and plans relating to compensation and benefits of our employees, and overseeing our overall compensation philosophy;

•	reviewing and making recommendations regarding non-employee director compensation to our full board of directors; and

•	evaluating the performance, or assisting in the evaluation of the performance, of our executive officers, including our Chief Executive Officer.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter for our compensation committee is available on our website at ir.spire.com. During 2023, our compensation committee held four meetings.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Messrs. Porteous and Messer, with Mr. Porteous serving as chairperson. Each member of the nominating and corporate governance committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations. Our nominating and corporate governance committee is responsible for, among other things:

•	identifying, evaluating, and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors;

•	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	evaluating the performance and attendance of our board of directors and of individual directors;

•	overseeing and reviewing developments in our corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting;

•	periodically reviewing and discussing with our board of directors the corporate succession and development plans for our executive officers and certain key employees; and

•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter for our nominating and corporate governance committee is available on our website at ir.spire.com. During 2023, our nominating and corporate governance committee held four meetings.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee is responsible for reviewing with the board of directors the appropriate characteristics, skills, and experience required for the board of directors as a whole and its individual members. Our nominating and corporate governance committee uses a variety of methods to identify and evaluate director nominees. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, issues of character, integrity, judgment, corporate experience, and diversity and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the board of directors, potential conflicts of interest, and other commitments. Nominees must also have the highest personal and professional ethics and integrity, have proven achievement and competence in their field and the ability to exercise sound business judgment, have skills that are complementary to those of the existing board of directors, the ability to assist and support management and make significant contributions to our success, and understand the fiduciary responsibilities that are required of a member of our board of directors and have sufficient time and energy necessary to diligently carry out those responsibilities. Members of our board of directors are expected to prepare for, attend, and participate in all board of directors and applicable committee meetings. Our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

In its evaluation of director candidates, our nominating and corporate governance committee considers the suitability of each director candidate, including current directors, in light of current size and composition, organization, and governance of our board of directors and the needs of our board of directors and the respective committees of our board of directors. In making determinations regarding nominations of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints.

Our nominating and corporate governance committee also considers the above factors and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, including incumbent directors, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.

Stockholder Recommendations and Nominations to the Board of Directors

Our nominating and corporate governance committee will consider director candidates recommended by stockholders, so long as such recommendations comply with our Restated Certificate of Incorporation, amended and restated bylaws, and applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws and our policies and procedures for director candidates, as well as the regular director nominee criteria described above.

Eligible stockholders wishing to recommend a candidate for nomination should direct the recommendation in writing by letter, attention of the Chief Legal Officer, at 8000 Towers Crescent Drive, Suite 1100, Vienna, Virginia 22182. Such recommendations must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a statement of support by the recommending stockholder, a signed letter from the candidate confirming willingness to serve on our board of directors, information regarding any relationships between the candidate and our Company, evidence of the recommending stockholder’s ownership of our capital stock, and any other information required by our amended and restated bylaws. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our Corporate Secretary at 8000 Towers Crescent Drive, Suite 1100, Vienna, Virginia 22182. To be timely for the 2025 annual meeting of stockholders, nominations must be received by our Corporate Secretary observing the same deadlines for stockholder proposals discussed above under “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?—Stockholder Proposals.”

Communications with the Board of Directors

Interested parties wishing to communicate with non-management members of our board of directors may do so by writing and mailing the correspondence to our Chief Legal Officer or legal department at Spire Global, Inc., 8000 Towers Crescent Drive, Suite 1100, Vienna, Virginia 22182. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a broker, bank or nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

Our Chief Legal Officer or legal department, in consultation with appropriate members of our board of directors as necessary, will review all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, will route such communications to the appropriate member or members of our board of directors, or if none is specified, to the chairperson of our board of directors or the lead independent director if there is not an independent chairperson of our board of directors.

Our Chief Legal Officer or legal department may decide in the exercise of their or its judgment whether a response to any stockholder communication is necessary and shall provide a report to our nominating and corporate governance committee on a quarterly basis of any stockholder communications received for which the Chief Legal Officer or legal department has responded. This procedure for stockholder communications with non-management members of our board of directors is administered by our nominating and corporate governance committee.

This procedure does not apply to (i) communications to non-management directors from our officers or directors who are stockholders or (ii) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, which are discussed further in the section titled “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?—Stockholder Proposals” above in this proxy statement.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates, including independence standards, and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers, as well as contractors, consultants, agents, brokers, distributors or other intermediaries acting on our behalf. The full text of our Code of Business Conduct and Ethics is posted on our website at ir.spire.com. We will disclose any amendments to our Code of Business Conduct and Ethics or any waivers of the requirements of our Code of Business Conduct and Ethics for directors and executive officers on the same website or in filings under the Exchange Act.

Transactions in the Company’s Securities and Prohibition on Hedging and Pledging

Our insider trading policy prohibits all of our officers, directors and employees from trading in our securities (or securities of any other company with which we do business) while in possession of material nonpublic information, other than in connection with a Rule 10b5-1 plan adopted in compliance with the policy.

Under our insider trading policy, our officers, directors, and employees may not (i) trade in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options and other compensatory equity awards issued to such persons by Spire), including any hedging or similar transaction designed to decrease the risks associated with holding our common stock, (ii) pledge our securities as collateral for loans, or (iii) hold our securities in margin accounts.

In addition, before any of our directors or executive officers engages in certain transactions involving our securities, such director or executive officer must obtain pre-clearance and approval of the transaction from a compliance officer of the Company.

Executive Compensation Recoupment Policy

Effective August 2, 2023, the compensation committee approved a Compensation Recovery Policy (the “Clawback Policy”), in compliance with the listing standards of the New York Stock Exchange. The Clawback Policy provides that promptly following an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws (including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), the compensation committee will determine the amount of the excess of the amount of incentive-based compensation received by Section 16 officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid. The Company will provide each such officer with a written notice of such amount and a demand for repayment or return. If such repayment or return is not made within a reasonable time, the Clawback Policy provides that the Company will recover the erroneously awarded compensation in a reasonable and prompt manner using any lawful method, subject to limited exceptions as permitted by New York Stock Exchange listing standards. The applicable officer shall also be required to reimburse the Company for any and all expenses (including legal fees) reasonably incurred by the Company in recovering such erroneously awarded compensation.

Role of Board in Risk Oversight Process

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational, in the pursuit and achievement of our strategic objectives. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day oversight and management of strategic, operational, legal and compliance, cybersecurity, and financial risks, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of our risk management framework, which is designed to identify, assess, and manage risks to which our Company is exposed, as well as to foster a corporate culture of integrity. Consistent with this approach, our board of directors regularly reviews our strategic and operational risks in the context of discussions with management, question and answer sessions, and reports from the management team at each regular board meeting. Our board of directors also receives regular reports on all significant committee activities at each regular board meeting and evaluates the risks inherent in significant transactions.

In addition, our board of directors has tasked designated standing committees with oversight of certain categories of risk management. Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures and legal and regulatory compliance. Our audit committee also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management, as well as potential conflicts of interest. Our compensation committee assesses risks arising from our compensation philosophy and practices applicable to all employees to determine whether they encourage excessive risk-taking and evaluates policies and practices that could mitigate such risks. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices and the independence of the board.

Our board of directors believes its current leadership structure supports the risk oversight function of the board.

Director Compensation

Director Compensation Policy

We have an Outside Director Compensation Policy (the “director compensation policy”). The director compensation policy was amended effective June 14, 2023, with input from our independent compensation consultant, Compensia, Inc. (“Compensia”), regarding practices and compensation levels at the same group of peer companies used for executive compensation comparisons and is intended to attract, retain, and reward non-employee directors.

Under the director compensation policy, each non-employee director will receive the cash and equity compensation for board services described below. We also will reimburse our non-employee directors for reasonable, customary, and documented travel expenses to meetings of our board of directors or its committee and other expenses.

Maximum Annual Compensation Limit

Our director compensation policy provides that in any fiscal year, no non-employee director may be granted equity awards (based on grant date fair value determined in accordance with U.S. generally accepted accounting principles (“GAAP”)), and be provided any other compensation, including without limitation cash retainers or fees in amounts that, in the aggregate, exceed $750,000, provided that such amount is increased to $1,000,000 in the fiscal year of initial service as a non-employee director. Equity awards granted or other compensation provided to a non-employee director for services provided as an employee or consultant (other than a non-employee director) will not count toward this annual limit. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

Cash Compensation

Under our director compensation policy as amended June 13, 2023, each non-employee director will be paid an annual cash retainer of $30,000, and the non-employee director who serves as the chairperson or the lead director, as applicable, of our board of directors will be eligible to earn an additional annual fee of $20,000. Moreover, each non-employee director who serves as a chair of one of our committees will be eligible to receive an additional annual fee as follows: $25,000 for the audit committee chair, $15,000 for the compensation committee chair and $10,000 for the nominating and corporate governance committee chair. Each non-employee director who serves as a member of one of our committees, excluding the chairs, will be eligible to receive an additional fee as follows: $15,000 for each audit committee member, $6,500 for each compensation committee member and $4,000 for each nominating and corporate governance committee member. Prior to the June 13, 2023 policy amendment, each non-employee director was paid an annual cash retainer of $30,000 and was eligible to earn one additional annual fee of $15,000 regardless of the number of leadership or committee positions served.

Cash retainers and fees to our non-employee directors are paid quarterly in arrears.

Equity Compensation

Initial Award. Pursuant to our director compensation policy, on the first trading day on or after the date that a person first becomes a non-employee director, such person will receive an initial award of RSUs with an aggregate grant date fair value, determined in accordance with GAAP, equal to $275,000 (with any fractional share rounded down) (the “Initial Award”). The Initial Award will be scheduled to vest in three, equal installments on each of the one-, two-, and three-year anniversaries of the Initial Award’s grant date, in each case subject to continued services to us through the applicable vesting date. If the person was a member of our board of directors and also an employee, then becoming a non-employee director due to termination of employment will not entitle the person to an Initial Award.

Annual Award. On the first trading day immediately after the date of each annual meeting of our stockholders, each non-employee director who has served as a non-employee director for at least six months through the date of such annual meeting will receive automatically an annual award of RSUs with an aggregate grant date fair value determined in accordance with GAAP, equal to $175,000 (with any fractional share rounded down) (the “Annual Award”). Each Annual

Award will be scheduled to vest in full on the earlier of the one-year anniversary of the grant date, or the date of the next annual meeting following the grant date, subject to continued services to us through the applicable vesting date.

Change in Control. In the event of a change in control, as defined in the 2021 Plan, each non-employee director’s then-outstanding equity awards covering shares of our Class A common stock that were granted to him or her while a non-employee director will accelerate vesting in full.

Other Award Terms. Each Initial Award and Annual Award will be granted under the 2021 Plan (or its successor plan, as applicable) and form of award agreement under such plan.

Stock Awards in Lieu of Cash Retainers. Our director compensation policy allows non-employee directors to elect to convert 100% of their cash retainer fees with respect to services to be performed in the next fiscal year of ours into an award of shares of our Class A common stock (each, a “Retainer Award”) in accordance with the election procedures under our director compensation policy. Retainer Awards will be granted automatically on the first trading day immediately following each of the four fiscal quarters in the applicable fiscal year, subject to the non-employee director’s continued service with us through such date. The number of shares subject to a Retainer Award will be determined by dividing the amount of cash retainer fees otherwise payable for the most recently completed fiscal quarter described above applicable to the non-employee director, by the closing sales price of a share of our Class A common stock on the grant date of the Retainer Award (or, if no closing sales price was reported on that date, on the last trading day such closing sales price was reported), with the number of shares subject to the Retainer Award, if any fractional share results, rounded down to the nearest whole share.

Stock Option in Lieu of Restricted Stock Units and Cash Retainers. Our director compensation policy also allows non-employee directors to elect to receive their Initial Award or Annual Award, as applicable, in the form of stock options to purchase shares of our Class A common stock, in accordance with the election procedures under our director compensation policy. In the case of Annual Awards, any election by the non-employee director will be required to be made for the next calendar year, and in the case of Initial Awards, any election by the non-employee director will be required to be made within a specified period in connection with such individual first becoming a non-employee director. Each stock option award will cover that number of shares of our Class A common stock that results in a grant date fair value, determined in accordance with GAAP, that is equal to the value of the Initial Award or Annual Award as described above (with the number of shares subject to such award, if any fractional share results, rounded down to the nearest whole share), and have the same vesting schedule that applies to the Initial Annual or Annual Award, as applicable, as described above.

Further, any non-employee director who has both an election in place to receive stock options in lieu of RSUs for the Annual Award and an election in place to receive cash retainer fees in the form of a Retainer Award, automatically will receive Retainer Awards in the form of stock options. The number of shares of our Class A common stock subject to each such stock option award will be determined as such number of shares, based on the closing sales price of a share of our Class A common stock on the date of the grant of the Retainer Award (or, if no closing sales price was reported on that date, on the last trading day such closing sales price was reported), that would result in a grant date fair value, determined in accordance with GAAP, of the stock option being equal to the cash retainer fees otherwise payable for the most recently completed fiscal quarter described above applicable to the non-employee director (with the number of shares subject to the Retainer Award, if any fractional share results, rounded down to the nearest whole share). Each such Retainer Award granted as stock options will be fully vested and exercisable on its grant date.

Each stock option described above granted under our director compensation policy will have a per share exercise price equal to 100% of the fair market value of a share of our Class A common stock on the award’s grant date, and a maximum term to expiration of 10 years from the grant date.

Director Compensation Table for Fiscal Year 2023

The following table provides information regarding compensation of our non-employee directors for service as directors, for the year ended December 31, 2023. Directors who are also our employees receive no additional compensation for their service as directors. During 2023, our employee directors, Mr. Platzer and Ms. Condor, did not receive any compensation for their services as directors. See “Executive Compensation” for additional information regarding Mr. Platzer’s and Ms. Condor’s compensation.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Joan Amble	$45,000	$174,997	$-	$-	$-	$-	$219,997
Dirk Hoke	$45,000	$-	$174,998	$-	$-	$-	$219,998
Stephen Messer	$47,198	$174,997	$-	$-	$-	$-	$222,195
William Porteous	$71,152	$174,997	$-	$-	$-	$-	$246,149
Jack Pearlstein (4)	$10,000	$-	$-	$-	$-	$-	$10,000

(1)

The amounts reported represent the cash retainer amounts received and, for those directors who elected to receive all or a portion of their cash retainers in the form of stock or option awards, the value of the equity award on the date of grant.

(2)

The amounts reported represent the aggregate grant-date fair value of the RSUs awarded to the director in 2023, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“ASC 718”), disregarding forfeiture assumptions. These amounts do not reflect the actual economic value that may be realized by the non-employee directors, and there can be no assurance that these amounts will ever be realized by the non-employee directors.

(3)

The amounts reported represent the aggregate grant-date fair value of stock options awarded to the director in 2023, computed in accordance with ASC 718. For discussion of the assumptions used in calculating the dollar amount recognized for financial statement reporting purposes of the awards reported in this column, see Note 10 to our consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2023.

(4)

Mr. Pearlstein resigned from the Board of Directors effective March 13, 2023. As a result, his cash retainer amount is proportionate to the duration of his service as a director during 2023, and he did not receive an equity award in 2023.

The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2023:

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options		Option Exercise Price Per Share ($)	Option Expiration Date	Number of Securities Underlying Unvested Stock Awards
Dirk Hoke	11/15/2021	12,246	(1)	43.20	11/15/2031	—
	6/2/2022	22,389	(2)	13.92	6/2/2032	—
	6/14/2023	61,446	(3)	5.37	6/14/2033	—
Stephen Messer	4/1/2019	762	(2)	14.80	3/31/2029	—
	2/18/2021	22,852	(4)	26.32	2/17/2031	—
	6/14/2023	—		—	—	32,600	(5)
William Porteous	6/14/2023	—		—	—	32,600	(5)
Joan Amble	8/11/2022	—		—	—	15,076	(6)
	6/14/2023	—		—	—	32,600	(5)

(1)

The shares of our Class A common stock underlying this option vest as to 1/3rd of the total shares annually commencing November 15, 2022, subject to Mr. Hoke's continued role as a service provider to us.

(2)	The shares of our Class A common stock underlying this option are fully vested and immediately exercisable.
(3)

The shares of our Class A common stock underlying this option fully vest on the earlier of the one-year anniversary of the grant date or the date of the 2024 annual meeting, subject to Mr. Hoke's continued role as a service provider to us.

(4)

This option is subject to an early exercise provision and is immediately exercisable. The shares of our Class A common stock underlying this option vest as to 1/48th of the total shares monthly commencing March 3, 2021, subject to Mr. Messer's continued role as a service provider to us.

(5)

The service-based vesting condition will be satisfied as to all of the RSUs on the earlier of the one-year anniversary of the grant date or the date of the 2024 annual meeting, subject to the holder's continued role as a service provider to us.

(6)	The service-based vesting condition will be satisfied as to all of the RSUs on August 20, 2025, subject to Ms. Amble's continued role as a service provider to us.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our board of directors is currently composed of six members. We have a classified board of directors consisting of three classes, each serving staggered three-year terms.

At each annual meeting of stockholders, directors of a specific class of our board of directors will be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified or until their earlier death, resignation, or removal.

Nominees for the Board of Directors

Our nominating and corporate governance committee has recommended, and our board of directors has approved, Theresa Condor and Dirk Hoke as the nominees for election as directors at the Annual Meeting. If elected, Ms. Condor and Mr. Hoke will serve as directors until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified. Ms. Condor and Mr. Hoke are currently directors of our Company. For information concerning the relevant experiences, qualifications, attributes, and skills of Ms. Condor and Mr. Hoke that led our board of directors to recommend them as the nominees for directors, please see the section titled “Board of Directors and Corporate Governance.” Each of Ms. Condor and Mr. Hoke have consented to being named as a nominee in the proxy statement and to continue to serve as a director, if elected; however, in the event that he or she is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy.

If you are a stockholder of record and you sign and submit your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Ms. Condor and Mr. Hoke. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

Vote Required

A director is elected by a plurality of the votes cast with respect to the election of directors at the Annual Meeting. A plurality of votes cast means that the two director nominees receiving the greatest number of “For” votes at the Annual Meeting will be elected. You may vote “For” or “Withhold” for each of the nominees for election as a director. Withhold votes and broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, as our independent registered public accounting firm for our fiscal year ending December 31, 2024. PwC has served as our independent registered public accounting firm since August 2021.

At the Annual Meeting, our stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Our audit committee is submitting the appointment of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of PwC, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time if our audit committee believes that such a change would be in the best interests of our Company and our stockholders. If our stockholders do not ratify the appointment of PwC, our board of directors may reconsider the appointment. Representatives of PwC will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees (in thousands) for professional audit services and other services rendered to our Company by PwC for our fiscal years ended December 31, 2023 and 2022.

	2023	2022
Audit Fees(1)	$1,706,750	$1,888,600
Audit-Related Fees	$-	$-
Tax Fees	$-	$-
All Other Fees(2)	$2,000	$2,900
Total Fees	$1,708,750	$1,891,500

(1)

Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, and reviews of our unaudited quarterly consolidated financial statements. This category also includes fees for services incurred in connection with documents filed with the SEC.

(2)	Consists of fees for other permissible work performed by PwC that do not meet the above categories, including a subscription to PwC’s accounting research tool.

Auditor Independence

In our fiscal year ended December 31, 2023, there were no other professional services provided by PwC, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of PwC.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services provided by PwC in 2023 were pre-approved by our audit committee in accordance with the policy.

Vote Required

The ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2024 requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, and any broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PwC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission (the “SEC”). The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. With respect to Spire’s financial reporting process, Spire’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Spire’s consolidated financial statements. Spire’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for performing an independent audit of Spire’s consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Spire’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited consolidated financial statements with management and PwC;

•	discussed with PwC the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

•

received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with PwC its independence;

•	reviewed the qualifications and performance of PwC;

•	overseen Spire’s compliance with applicable law (including U.S. federal securities laws and other legal and regulatory requirements); and

•	overseen Spire’s policies with respect to risk assessment and risk management pertaining to the financial, accounting, insurance coverage, investment, and tax matters of Spire.

Based on the audit committee’s review and discussions with management and PwC, the audit committee recommended to the board of directors that the audited financial statements be included in Spire’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the board of directors:

William Porteous (Chair)

Joan Amble

Dirk Hoke

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

PROPOSAL NO. 3 — AMENDMENT TO 2021 EQUITY INCENTIVE PLAN TO INCREASE NUMBER OF SHARES

Overview

The 2021 Plan was initially approved on August 13, 2021. On February 28, 2024, the board of directors, based on the recommendation of the compensation committee, approved an amendment to the 2021 Plan to increase the number of shares for issuance under the 2021 Plan by an additional 1,000,000 shares, subject to stockholder approval.

A copy of the 2021 Plan, as proposed to be amended, is attached to this proxy statement as Appendix A and is marked to show the proposed amendment.

Purpose

Equity compensation is an important component of our executive, employee, consultant and director compensation programs. We believe it best aligns employee, consultant and director compensation with stockholder interests and motivates participants to achieve long-range goals tied to the success of the Company. The 2021 Plan permits shares of our Class A common stock to be awarded as employee incentive compensation, allowing the board of directors to attract and retain key employees, provide them competitive compensation, adapt to evolving compensation practices and account for our growth.

Key Reasons to Vote for this Proposal

•
Equity awards are a key part of our compensation program. We believe that equity compensation has been, and will continue to be, a critical component of our compensation package because it (i) contributes to a culture of ownership among our employees and other service providers, (ii) aligns our employees’ interests with the interests of our other stockholders, and (iii) preserves our cash resources. It has been our practice to grant equity broadly throughout the organization, not just to executive officers and directors. We compete for talent in an extremely competitive industry, often with larger companies with greater resources. We believe that our ability to compensate with equity awards is essential to our efforts to attract and retain top talent.

•
Equity awards incentivize the achievement of key business objectives and increases in stockholder value. We believe that equity awards have been and will continue to be critical to our success and that they play an important role in incentivizing employees across our Company to achieve our key business objectives and drive increases in stockholder value. The 2021 Plan promotes the long-term financial interest of our Company, including the growth in value of our Company’s equity and enhancement of long-term stockholder return.

•
The 2021 Plan provides necessary flexibility. The 2021 Plan provides for the grant of RSUs, restricted stock, non-qualified and incentive stock options, stock appreciation rights, and performance-based awards. The flexibility inherent in the plan permits the compensation committee to change the type, terms and conditions of awards as circumstances may change. We believe that this flexibility and the resulting ability to more affirmatively adjust the nature and amounts of executive compensation are particularly important for a public company such as ours, given the volatility of the public markets and reactions to economic and world events.

Historic Use of Equity and Need for Additional Shares

The compensation committee and the board of directors have reviewed the number of shares available for issuance under the 2021 Plan, which was approximately 1,564,513 shares as of February 27, 2024, and determined that the additional shares will be needed prior to the next annual increase under the evergreen provision given recent, still depressed, stock prices. The compensation committee and board took into account various factors, including the fact that the number of shares that are expected to be granted during the remainder of 2024 (based on recent stock prices) is 3,130,346, which includes a forecast of annual grants for our executive and non-executive employees, new hires and our non-employee directors, as well as estimated forfeitures during the year. Based on this forecast and the timing of anticipated grants and forfeitures, it is expected that number of shares available for issuance under the 2021 Plan will be fully depleted by the third quarter of 2024. As a result, the compensation committee determined that additional shares are needed to meet our anticipated ongoing retention and recruiting needs through the remainder of 2024.

In setting the number of additional shares to be available for issuance under the proposed amendment, we considered and forecasted the size of grants needed to attract, retain and motivate our current and prospective employees in addition to the annual grants for our non-employee directors. We also considered the impact of our historically low stock price on the forecast of shares available for issuance. For the executives specifically, when applying the dollar value of the desired award size for prior grants, the compensation committee has often substantially reduced the number of shares that would otherwise have been issued at that value, due to the low stock price and to minimize the impact to the number of shares available for future issuance. However, expectations regarding future share usage under the 2021 Plan are naturally based on a number of assumptions regarding factors such as future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the 2021 Plan reserve through forfeitures, cancellations and the like, and our future stock price performance. While we believe that the assumptions utilized are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the assumptions utilized.

Based on these considerations, an additional 1,000,000 shares are being proposed to be made available for issuance under the 2021 Plan, which the compensation committee believes represents an appropriate increase at this time.

As of March 31, 2024, our dilution (calculated as the number of shares available for grant under the 2021 Plan divided by the total number of fully diluted shares outstanding) was approximately 2.46%. If the amendment to the 2021 Plan is approved, the potential dilution from issuances authorized under the 2021 Plan as of March 31, 2024 would increase to approximately 6.58%. While we acknowledge the potential dilutive effect of stock-based compensatory awards, the board of directors and the compensation committee believe that the performance and motivational benefits that can be achieved from offering such awards, given the highly competitive nature of the labor market for the type of talent necessary for Spire to execute its plans, substantially outweigh this potential dilutive effect.

The closing sale price of a share of our Class A common stock on the New York Stock Exchange on March 28, 2024 was $12.00.

The compensation committee believes that the ability to provide equity compensation to our executives and other employees and consultants has been, and will continue to be, essential to our ability to continue to attract, retain and motivate talented employees. The compensation committee believes that equity-based compensation is a key feature of a competitive compensation program. Further, equity-based compensation awards help align our employees’ and consultants’ interests with those of our stockholders.

Summary of the 2021 Plan

The following summary of the 2021 Plan is not a comprehensive description of all provisions of the 2021 Plan and should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the 2021 Plan, which is attached as Appendix A to this proxy statement and is marked to show the proposed amendment.

Purposes of the 2021 Plan

The purposes of the 2021 Plan are to attract and retain the best available personnel for positions of substantial responsibility; to provide additional incentive to eligible employees, directors, and consultants; and to promote the success of the Company’s business.

Eligibility

The 2021 Plan permits the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to the Company’s employees, and the grant of nonstatutory stock options, stock appreciation rights, restricted stock, RSUs and performance awards to employees, directors and consultants of the Company. As of March 31, 2024, there were approximately 414 employees and four non-employee directors eligible to be granted awards under the 2021 Plan.

Authorized Shares

Subject to the adjustment provisions contained in the 2021 Plan and the evergreen provision described below, a total of 2,395,125 shares of Class A common stock are reserved for issuance pursuant to the 2021 Plan (provided that prior to the Closing, the administrator of the 2021 Plan reduced such number of shares by such number of shares that Spire and NavSight mutually agreed was the expected number of shares that were to be subject to assumed awards that are unvested and outstanding as of the date of the Closing). In addition, the shares reserved for issuance under the 2021 Plan include any assumed awards that, on or after the date of the Closing, are cancelled, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest (provided that the maximum number of shares that may be added to the 2021 Plan pursuant to this sentence is 2,781,914 shares).

The proposed amendment to the 2021 Plan would increase the total number of shares of Class A common stock available for the grant of awards under the 2021 Plan by an additional 1,000,000 shares.

The number of shares available for issuance under the 2021 Plan also includes an annual increase, or the evergreen feature, on the first day of each fiscal year, beginning with fiscal year 2022, equal to the least of:

•	2,993,875 shares of Class A common stock;

•	a number of shares of Class A common stock equal to 5% of the total number of shares of Class A common stock outstanding as of the last day of the immediately preceding fiscal year; or

•	such number of shares of Class A common stock as the board or its designated committee may determine no later than the last day of the immediately preceding fiscal year.

Shares issuable under the 2021 Plan may be authorized, but unissued, or reacquired shares of Class A common stock. If an award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program (as described below), or, with respect to restricted stock, RSUs, or performance awards, is forfeited to or repurchased due to failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights, the forfeited or repurchased shares) will become available for future grant or sale under the 2021 Plan. With respect to stock appreciation rights, only the net shares actually issued will cease to be available under the 2021 Plan and all remaining shares under stock appreciation rights will remain available for future grant or sale under the 2021 Plan. Shares that actually have been issued under the 2021 Plan under any award will not be returned to the 2021 Plan; except if shares issued pursuant to awards of restricted stock, RSUs, or performance awards are repurchased or forfeited due to failure to vest, such shares will become available for future grant under the 2021 Plan.

Shares used to pay the exercise price of an award or satisfy the tax liabilities or withholding obligations related to an award (which withholdings may be in amounts greater than the minimum statutory amount required to be withheld as determined by the administrator of the 2021 Plan) will become available for future grant or sale under the 2021 Plan. To the extent an award is paid out in cash rather than shares, such cash payment will not result in a reduction in the number of shares available for issuance under the 2021 Plan.

If any dividend or other distribution (whether in cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares or other securities of the Company, or other change in the Company’s corporate structure affecting the shares (other than any ordinary dividends or other ordinary distributions), the administrator of the 2021 Plan, to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2021 Plan, will adjust the number and class of shares that may be delivered under the 2021 Plan; the number, class, and price of shares covered by each outstanding award; and the numerical share limits contained in the 2021 Plan.

Plan Administration

The compensation committee administers the 2021 Plan. Subject to the provisions of the 2021 Plan, the administrator has the power to administer the 2021 Plan and make all determinations deemed necessary or advisable for administering the 2021 Plan, including but not limited to, the authority to select the service providers to whom awards may be granted, determine the number of shares or dollar amounts covered by each award, approve forms of award agreements for use under the 2021 Plan, determine the terms and conditions of awards (including, but not limited to, the exercise price, the time or times when awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of the 2021 Plan and awards granted under it, prescribe, amend and rescind rules and regulations relating to the 2021 Plan, including rules and regulations relating to sub-plans, modify or amend each award, and allow a participant to defer the receipt of payment of cash or the delivery of shares that otherwise would be due to such participant under an award. The administrator also has the authority to allow participants the opportunity under an exchange program to transfer outstanding awards granted under the 2021 Plan to a financial institution or other person or entity selected by the administrator, and to institute an exchange program by which outstanding awards granted under the 2021 Plan may be surrendered or cancelled in exchange for awards of the same type, which may have a higher or lower exercise price and/or different terms, awards of a different type and/or cash, or by which the exercise price of an outstanding award granted under the 2021 Plan is increased or reduced. The administrator’s decisions, determinations and interpretations are final and binding on all participants and will be given the maximum deference permitted by applicable law.

Stock Options

Stock options may be granted under the 2021 Plan. The per share exercise price of options granted under the 2021 Plan generally must be equal to at least 100% of the fair market value of a share of Class A common stock on the date of grant. The term of an option may not exceed ten years. With respect to any participant who owns more than 10% of the voting power of all classes of the Company’s outstanding stock, the term of an incentive stock option granted to such participant must not exceed five years and the per share exercise price must equal at least 110% of the fair market value of a share of Class A common stock on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, certain shares, cashless exercise, net exercise, as well as other types of consideration permitted by applicable law.

After the cessation of service of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. In the absence of a specified time in an award agreement, if such cessation is due to death or disability, the option will remain exercisable for six months. In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for three months following the cessation of service. An option, however, may not be exercised later than the expiration of its term. Subject to the provisions of the 2021 Plan, the administrator determines the terms of options. Until shares are issued under an option, the participant will not have any right to vote or receive dividends or have any other rights as a stockholder with respect to such shares, and no adjustment will be made for a dividend or other right for which the record date is before the date such shares are issued, except as provided in the 2021 Plan, as summarized further above.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2021 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of Class A common stock between the exercise date and the date of grant. The term of a stock appreciation right may not exceed ten years. After the cessation of service of an employee, director or consultant, he or she may exercise his or her stock appreciation rights for the period of time stated in his or her stock appreciation rights agreement. In the absence of a specified time in an award agreement, if such cessation is due to death or disability, the stock appreciation rights will remain exercisable for six months following the cessation of service. In all other cases, in the absence of a specified time in an award agreement, the stock appreciation rights will remain exercisable for three months following the cessation of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of the 2021 Plan, the administrator determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of Class A common stock, or a combination of both, except that the per-share exercise price for the shares to be received pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant. Until shares are issued under a stock appreciation right, the participant will not have any right to vote or receive dividends or have any other rights as a stockholder with respect to such shares, and no adjustment will be made for a dividend or other right for which the record date is before the date such shares are issued, except as provided in the 2021 Plan, as summarized further above.

Restricted Stock

Restricted stock may be granted under the 2021 Plan. Restricted stock awards are grants of shares of Class A common stock that may have vesting requirements under any such terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of the 2021 Plan, will determine the terms and conditions of such awards. The administrator may impose whatever restrictions on transferability, forfeiture provisions or other restrictions or vesting conditions (if any) it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us). The administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. The administrator, in its sole discretion, may determine that an award of restricted stock will not be subject to any period of restriction and consideration for such award is paid for by past services rendered as a service provider. Recipients of restricted stock awards generally will have voting rights and rights to dividends and other distributions with respect to such shares upon grant, unless the administrator provides otherwise. If such dividends or distributions are paid in shares, the shares will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid. Shares of restricted stock that do not vest are subject to the right of repurchase or forfeiture.

Restricted Stock Units

RSUs may be granted under the 2021 Plan. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of Class A common stock. Subject to the provisions of the 2021 Plan, the administrator determines the terms and conditions of RSUs, including any vesting criteria and the form and timing of payment. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned RSUs in the form of cash, shares, or a combination of both. Notwithstanding the foregoing, the administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

Performance Awards

Performance awards may be granted under the 2021 Plan. Performance awards are awards that may be earned in whole or in part on the attainment of performance goals or other vesting criteria that the administrator may determine, and that may be denominated in cash or stock. Each performance award will have an initial value that is determined by the administrator. Subject to the terms and conditions of the 2021 Plan, the administrator determines the terms and conditions of performance awards, including any vesting criteria and form and timing of payment. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned performance awards in the form of cash, shares, or a combination of both. The administrator, in its discretion, may reduce or waive any performance objectives or other vesting provisions for any performance award.

Non-Employee Directors

Non-employee directors are eligible to receive all types of awards (except for incentive stock options) under the 2021 Plan. The 2021 Plan provides that in any given fiscal year, no outside director may be granted any equity awards (including equity awards under the 2021 Plan) (the value of which will be based on their grant date fair value) and be provided any other compensation (including without limitation any cash retainers and fees) that in the aggregate exceed $750,000, provided that in the fiscal year of the individual’s initial service as a non-employee director, such amount is increased to $1,000,000. For the purposes of this maximum limit provision, the grant date fair values of awards granted under the 2021 Plan will be determined according to GAAP. Any awards or other compensation provided to an individual for his or her services as an employee or a consultant (other than an outside director) will not count toward this limit. This maximum limit provision does not reflect the intended size of any potential grants or a commitment to make grants to the outside directors under the 2021 Plan in the future.

Non-Transferability of Awards

Unless the administrator provides otherwise, the 2021 Plan generally will not allow for the transfer of awards other than by will or the laws of descent and distribution, and only the recipient of an award may exercise an award during his or her lifetime. If the administrator makes an award transferable, such award will contain such additional terms and conditions as the administrator deems appropriate.

Dissolution or Liquidation

If there is a proposed liquidation or dissolution of the Company, the administrator will notify participants at such time before the effective date of such event as the administrator determines and all awards, to the extent that they have not been previously exercised, will terminate immediately before the consummation of such event.

Merger or Change in Control

The 2021 Plan provides that in the event of the Company’s merger or change in control, as defined in the 2021 Plan, each outstanding award will be treated as the administrator determines, without a participant’s consent. The administrator may provide that awards granted under the 2021 Plan will be assumed or substituted by substantially equivalent awards, be terminated immediately before the merger or change in control, become vested and exercisable or payable and be terminated in connection with the merger or change in control, be terminated in exchange for cash, other property or other consideration or any combination of the above. The administrator is not required to treat all awards, all awards held by a participant, all portions of awards, or all awards of the same type, similarly.

If a successor corporation does not so assume or substitute a substantially equivalent award for any outstanding award (or a portion of such award), then such award (or its applicable portion) will fully vest, all restrictions on such award (or its applicable portion) will lapse, all performance goals or other vesting criteria applicable to such award (or its applicable portion) will be deemed achieved at 100% of target levels and such award (or its applicable portion) will become fully exercisable, if applicable, for a specified period before the transaction, unless specifically provided otherwise under the applicable award agreement or other written agreement with the participant authorized by the administrator. The award (or its applicable portion) will then terminate upon the expiration of the specified period of time. If an option or stock appreciation right is not assumed or substituted, the administrator will notify the participant that such option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period.

If awards granted to a non-employee director while such individual was a non-employee director are assumed or substituted for in the merger or change in control and the service of such non-employee director is terminated (other than upon his or her voluntary resignation that does not include a resignation at the request of the acquirer) on or following the date of such merger or change in control, all such awards will fully vest, all restrictions on such awards will lapse, all performance goals or other vesting criteria applicable to such awards will be deemed achieved at 100% of target levels and such awards will become fully exercisable, if applicable, unless specifically provided otherwise under the applicable award agreement or other written agreement with the non-employee director authorized by the administrator.

Forfeiture and Clawback

Awards will be subject to any clawback policy which we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by applicable laws. The administrator also may specify in an award agreement that the participant’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events. The administrator may require a participant to forfeit or return to us or reimburse us for all or a portion of the award and any amounts paid under the award in order to comply with any clawback policy of the Company as described in the first sentence of this paragraph or with applicable laws.

Amendment or Termination

The 2021 Plan became effective on August 13, 2021 and will continue in effect until terminated by the administrator. However, no incentive stock options may be granted after the ten-year anniversary of the effective date of the 2021 Plan, and the evergreen feature of the 2021 Plan will terminate on the ten-year anniversary of the effective date of the 2021 Plan. In addition, the administrator will have the authority to amend, suspend, or terminate the 2021 Plan or any part of the 2021 Plan, at any time and for any reason, but such action may not materially impair the rights of any participant without his or her written consent.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2021 Plan. The summary is based on existing U.S. laws and regulations as of the date of this proxy statement, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. jurisdiction in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Non-qualified Stock Options. If a participant is granted a non-qualified stock option under the 2021 Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the Class A common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our Class A common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.

Incentive Stock Options. If a participant is granted an incentive stock option under the 2021 Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.

Other Awards. The current federal income tax consequences of other awards authorized under the 2021 Plan generally follow certain basic patterns. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. SAR awards result in income recognition by a participant at the time such an award is exercised in an amount equal to the amount paid in cash or the then-current fair market value of the shares received by the participant, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.

Excess Parachute Payments. Code Section 280G limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the 2021 Plan upon a change in control of our Company or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.

Section 409A of the Code. The foregoing discussion of tax consequences of awards under the 2021 Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.

Section 162(m) and Limits on our Company’s Deductions. Section 162(m) of the Code denies deductions to publicly held corporations for compensation paid to certain senior executives that exceeds $1,000,000.

New Plan Benefits

Because the compensation committee, in its discretion, will select the participants who receive awards and the timing, size and types of those awards, we cannot currently determine the awards that will be made to particular individuals or groups under the 2021 Plan, as amended, other than with respect to non-employee directors. Under the compensation program for our non-employee directors, each of our non-employee directors receives an annual award of RSUs with an aggregate grant date fair value determined in accordance with GAAP, equal to $175,000.

For illustrative purposes only, the following table sets forth the awards received by the individuals and groups listed below under the 2021 Plan during 2023:

Name	Number of RSUs	Number of Stock Options
Peter Platzer	176,152	—
Theresa Condor	125,110	—
Boyd Johnson	107,500	—
All current executive officers as a group	502,512	—
All non-employee directors as a group	97,800	61,446
All employees, other than executive officers, as a group	824,630	—

The board of directors recommends a vote “FOR” approval of an amendment to THE 2021 PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN BY 1,000,000 SHARES.

PROPOSAL NO. 4 — AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR EXCULPATION OF OFFICERS AS PERMITTED BY DELAWARE LAW

In August 2022, the State of Delaware, which is the Company’s state of incorporation, enacted legislation that enables Delaware corporations to limit the personal liability of certain of their officers for monetary damages for breach of the duty of care in certain circumstances, as permitted under Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”). In light of this legislation, the board of directors has adopted, and recommends that stockholders approve, an amendment to the Company’s Restated Certificate of Incorporation to provide for exculpation of certain of the Company’s officers to the extent permitted by Delaware law (the “Exculpation Amendment”). The full text of the Exculpation Amendment is attached as Appendix B to this proxy statement.

In accordance with the DGCL, the officers who would be covered by the Exculpation Amendment include any officer who, during the course of conduct alleged to be wrongful, (i) is or was the Company’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, or chief accounting officer; (ii) is or was identified in the Company’s public filings with the SEC as one of the most highly compensated officers of the Company; or (iii) has, by written agreement with the Company, consented to being identified as an officer for purposes of accepting service of process.

The Exculpation Amendment is aligned with the narrow class and type of claims for which certain officers’ liability can be exculpated under Section 102(b)(7) of the DGCL. Accordingly, the Exculpation Amendment would only permit exculpation for direct claims (as opposed to derivative claims made by stockholders on behalf of the Company) and would not apply to: (i) breaches of the duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) any transaction in which the officer derived an improper personal benefit.

In considering whether to propose the Exculpation Amendment, the board of directors considered that the role of an officer (like the role of a director) often requires them to make time-sensitive decisions on critical matters that can create substantial risk of investigations, claims, actions, lawsuits, or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. The board of directors believes the proposed Exculpation Amendment better aligns the protections available to the Company’s officers with those currently available to the Company’s directors and would lower the risk of plaintiffs’ lawyers adding officers to direct claims relating to breaches of the duty of care, which can lead to increased litigation and insurance costs.

In addition, the board of directors believes that the Exculpation Amendment would better position the Company to continue to attract and retain top executive talent by providing protection against the potential exposure to liabilities and costs of defense tied to such claims. For these reasons, and taking into account the narrow class of officers and the limits on the types of claims for which those officers’ liability would be exculpated, the board of directors determined that approval of the Exculpation Amendment to allow for exculpation of certain of the Company’s officers is advisable and in the best interests of the Company and its stockholders.

If the stockholders approve the Exculpation Amendment, it will become effective upon the filing of a Certificate of Amendment to the Restated Certificate of Incorporation (the "Certificate of Amendment") with the Delaware Secretary of State, which the Company anticipates doing immediately following stockholder approval. Other than the changes to Article IX, the remainder of the Company’s Restated Certificate of Incorporation will remain unchanged after effectiveness of the Certificate of Amendment. The complete text of the proposed Exculpation Amendment is attached as Appendix B to this proxy statement.

The board of directors recommends a vote “FOR” approval of an amendment to THE COMPANY'S RESTATED certificate of incorporation to provide for exculpation of officers as permitted by delaware law.

EXECUTIVE COMPENSATION

Executive Officers

The following table identifies certain information about our executive officers as of March 31, 2024. Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Name	Age	Position
Peter Platzer	54	Chief Executive Officer, President, Chairperson, and Director
Leonardo Basola	51	Chief Financial Officer
Theresa Condor	43	Chief Operating Officer and Director
Boyd Johnson	54	Chief Legal Officer, Chief Administrative Officer, General Counsel, and Corporate Secretary

For Mr. Platzer’s biography, see “Continuing Directors.”

For Ms. Condor’s biography, see “Nominees for the Board of Directors.”

Leonardo Basola has served as our Chief Financial Officer since September 2023. Before joining Spire, Mr. Basola served as the SVP International Finance for Equifax, Inc., a data, analytics and technology company, from July 2019 to June 2023. Prior to that, Mr. Basola served as VP Finance & IT for ChemTreat, Inc., a Danaher Corporation operating company, from August 2014 to June 2019. Earlier in his career, Mr. Basola spent 16 years with General Electric in multiple business units and different financial roles. Mr. Basola is a Virginia Licensed CPA and received his M.B.A from Darden School of Business at the University of Virginia and a Bachelor of Accounting from Buenos Aires Catholic University.

Boyd Johnson has served as our Chief Legal Officer, Chief Administrative Officer, General Counsel and Corporate Secretary since December 2023, and previously served as our Chief Legal Officer since joining Spire in September 2022. Before joining Spire, Mr. Johnson served as the General Counsel, Chief Compliance Officer, and Corporate Secretary for SPS Commerce, Inc., a global SaaS supply chain management solution company, from May 2012 to September 2022. Prior to that, Mr. Johnson served as Senior Vice President and Chief Legal Officer at Merrill Corporation, a leader in financial printing and communications solutions, from June 2009 to May 2012. Mr. Johnson holds a Juris Doctor degree cum laude from University of North Dakota School of Law and a Bachelor of Science degree magna cum laude in aviation from University of North Dakota.

Executive Compensation Program

Overview

This section discusses our executive compensation objectives and policies, forms of compensation, and compensation related to services in 2023 paid to or earned by our named executive officers (the “named executive officers” or “NEOs”). The named executive officers for 2023 were:

•
Peter Platzer, our Chief Executive Officer, President and Chairperson of the Board;
•
Theresa Condor, our Chief Operating Officer; and
•
Boyd Johnson, our Chief Legal Officer, Chief Administrative Officer, General Counsel, and Corporate Secretary.

Compensation Objectives and Process

The compensation committee has designed the Company’s executive compensation program with a strategy to facilitate its ability to attract, retain, reward and motivate a high performing executive team. The Company’s compensation philosophy is based on a motivational plan to provide pay-for-performance (at both the individual and Company levels), to enable the Company’s executive team to achieve the Company’s objectives successfully.

Our compensation programs are designed to:

• attract and retain individuals with superior ability and managerial experience;
• align executive officers’ incentives with our corporate strategies, business objectives and the long-term interests of our stockholders; and
•
increase the incentive to achieve key strategic performance measures by linking incentive award opportunities to the achievement of performance objectives and by providing a portion of total compensation for executive officers in the form of ownership in the Company.

The compensation committee is primarily responsible for establishing and approving the compensation for all of our executive officers. The compensation committee oversees our compensation and benefit plans and policies, oversees and administers our equity incentive plans and reviews and approves annually all compensation decisions relating to all of our executive officers, including our Chief Executive Officer. The compensation committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than himself. Our compensation committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making compensation decisions.

In 2023, the compensation committee engaged Compensia, its independent compensation consultant, to research and prepare a list of peer companies for the purpose of reviewing comparator executive officer compensation. The compensation committee reviews and approves the peer company list each year, prior to the approval of compensation matters for our executive officers.

Compensation Decisions for 2023

Annual Base Salary

The compensation committee reviews and approves salaries for the Chief Executive Officer and each of our other executive officers on an annual basis or at other times as necessary to accommodate the hiring of new employees, a change in responsibilities, promotions or other considerations. The compensation committee establishes and changes annual base salary based on a number of factors, including but not limited to job responsibilities, individual industry experience, position, changes in responsibilities, individual performance, our overall Company performance and peer-group data for comparable positions. No predetermined weight is given to any of the above factors.

In February 2023, the compensation committee reviewed the base salaries for the Chief Executive Officer and each of our other executive officers. At that time, it was determined by the compensation committee that base salary increases were not warranted.

See the "Summary Compensation Table for Fiscal Year 2023" and footnotes for additional information on each named executive officer's annual base salary.

Annual Cash Incentive Program

In May 2023, the compensation committee approved the annual executive officer short-term incentive bonus program for the NEOs that would be earned based, for the named executive officers, 100% on the Company-based metrics. The Company-based metrics were, weighted equally: (i) annual recurring revenue (“ARR”) as of December 31, 2023; (ii) non-GAAP operating loss in 2023; and (iii) 2023 revenue divided by average 2023 headcount (“Revenue Per Head”).

The compensation committee also established the target percentage by which the base salary of each named executive officer would be multiplied in order to determine the dollar amount that would be multiplied by the weighted percentage payout level applicable to each named executive officer following determination of such based on actual performance. The target amount for each named executive officer is set forth below:

Named Executive Officer	Target % of 2023 Annual Base Salary
Peter Platzer	100%
Boyd Johnson	70%
Theresa Condor	90%

In early 2024, the compensation committee determined the degree to which ARR, non-GAAP operating loss and Revenue Per Head were achieved. The compensation committee determined that:

• ARR was $106.8 million at December 31, 2023, resulting in 81.0% of target payout;
•
Non-GAAP operating loss was $25.8 million for 2023, resulting in 126.0% of target payout (non-GAAP operating loss was determined using GAAP operating loss of $44.7 million and adjusting for certain items, as reconciled in the Company’s earnings release filed with a Current Report on Form 8-K on March 6, 2024); and

• Revenue Per Head was $258.9 million, resulting in 110.0% of target payout.

As a result, the weighted payout was 105.5% of target; however, upon further review, discussion, and consideration of the Company's focus on profitability achievement in 2024, the compensation committee determined that the short-term incentive bonus payments for Company performance in 2023 would be cancelled for the named executive officers.

Equity Awards

A key component of an executive officer’s compensation is equity incentive awards, which are critical to focusing our executives on the Company’s long-term growth and creating stockholder value. The compensation committee grants equity awards under the Spire Global, Inc. 2021 Equity Incentive Plan.

On March 1, 2023, the compensation committee, as part of its annual review of executive compensation, approved grants of RSUs to our named executive officers, which were granted effective April 14, 2023 and vest in equal 1/16th installments on a quarterly basis beginning May 20, 2023.

Also in 2023, the compensation committee approved additional RSU grants to our named executive officers in connection with Mr. Platzer and Ms. Condor's relocation from Luxembourg to Munich, Germany (which RSUs were granted on October 2, 2023 and vested on February 20, 2024), and Mr. Johnson's appointment as Chief Administrative Officer and General Counsel (which RSUs were granted on December 12, 2023 and vest in equal 1/12th installments on a quarterly basis beginning February 20, 2024).

The following sets forth the RSUs granted in 2023 to the NEOs:

Name	Grant Date	Number of RSUs Granted
Peter Platzer	4/14/2023	168,750
	10/2/2023	7,402
Theresa Condor	4/14/2023	120,750
	10/2/2023	4,360
Boyd Johnson	4/14/2023	67,500
	12/12/2023	40,000

Other Compensation

Other compensation arrangements provided to our executive officers in 2023 include, for Mr. Platzer, parking and lunch vouchers (lunch vouchers are provided to all employees in Luxembourg) in the amount of $3,898, and for Ms. Condor, lunch vouchers in the amount of $491. For Mr. Johnson, the Company paid annual life insurance premiums in the amount of $78.

Summary Compensation Table for Fiscal Year 2023

The following table presents information regarding compensation earned by or awarded to our named executive officers during the years ended December 31, 2023 and 2022.

Name and Principal Position	Year	Salary		Bonus	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation		Total
Peter Platzer	2023	$477,310	(3)	$-	$855,515	$-	$3,898	(7)	$1,336,724
Chief Executive Officer	2022	$428,116	(4)	$-	$6,408,760	$445,766	$89,656		$7,372,298
Boyd Johnson, Chief Legal Officer, Chief Administrative Officer, General Counsel, and Corporate Secretary	2023	$385,000		$-	$614,720	$-	$78	(8)	$999,798
Theresa Condor	2023	$424,276	(5)	$-	$607,776	$-	$491	(9)	$1,032,543
Chief Operating Officer	2022	$360,406	(6)	$-	$3,219,460	$367,829	$637		$3,948,332

(1)

The amounts reported in this column represent the aggregate grant date fair value of the RSUs granted to each named executive officer, computed in accordance with ASC 718. The grant date fair value of the RSUs was calculated based on the closing price of our Class A common stock on the date of grant or, if the grant was not a trading day, the closing price on the last market trading day prior to the date of grant, and does not take into account any estimated forfeitures related to time-based vesting conditions. See the "Outstanding Equity Awards at 2023 Year-End" table for additional details of the RSU grants.

(2)

Reflects performance-based bonuses earned in 2022 but paid in early 2023. See "Compensation Decisions for 2023 - Annual Cash Incentive Program" and "Executive Compensation Arrangements" sections for further details of the performance-based bonus programs

(3)

Mr. Platzer's annual base salary is paid in Euros. Mr. Platzer's annual base salary in 2023 was €441,176. The amount shown reflects the aggregate translation of salary paid in Euro to USD based on the average exchange rate applicable for each monthly pay period.

(4)

In 2022, Mr. Platzer's annual base salary increased from €363,159 to €381,000 effective February 1, 2022, increased to €390,525 on April 1, 2022 for the Luxembourg government mandated annual inflationary adjustment, and increased to €441,176 effective August 1, 2022. The amount shown reflects the aggregate translation of salary paid in Euros to USD based on the average exchange rate applicable for each monthly pay period.

(5)

Ms. Condor's annual base salary is paid in Euros. Ms. Condor's annual base salary in 2023 was €392,157. The amount shown reflects the aggregate translation of salary paid in Euro to USD based on the average exchange rate applicable for each monthly pay period.

(6)

In 2022, Ms. Condor's annual base salary increased from €187,575 to €325,000 effective February 1, 2022, increased to €333,125 on April 1, 2022 for the Luxembourg government mandated annual inflationary adjustment, and increased to €392,157 effective August 1, 2022. The amount shown reflects the aggregate translation of salary paid in Euro to USD based on the average exchange rate applicable for each monthly pay period.

(7)	Amount includes parking and meal allowances.
(8)	Amount reflects life insurance premiums paid by the Company during the fiscal year for the benefit of Mr. Johnson.
(9)	Amount reflects meal allowances.

Outstanding Equity Awards at 2023 Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2023:

		Option Awards (1)						Stock Awards (4)
Name	Grant Date	Number of Shares Underlying Options Exercisable		Number of Shares Underlying Options Unexercisable		Option Exercise Price ($) (2)	Option Expiration Date (3)	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($) (5)
Peter Platzer	8/17/2015	175,662	(6)	—		7.04	8/16/2025	—		—
	3/8/2017	4,700	(6)	—		7.84	3/7/2027	—		—
	3/21/2018	170,428	(6)	—		14.80	3/20/2028	—		—
	11/12/2019	13,711	(6)	—		15.60	11/12/2029	—		—
	11/2/2020	128,870		38,313	(7)	17.36	11/1/2030	—		—
	11/11/2020	1,828		20,110	(8)	17.36	11/10/2030	—		—
	2/18/2021	68,354	(6)	—		26.32	2/17/2031	—		—
	2/18/2021	36,564	(6)	—		26.32	2/17/2031	—		—
	2/4/2022	—		—		—	—	16,813	(11)	131,478
	4/19/2022	—		—		—	—	84,063	(12)	657,373
	4/19/2022	—		—		—	—	89,625	(13)	700,868
	4/14/2023	—		—		—	—	137,109	(16)	1,072,192
	10/2/2023	—		—		—	—	7,402	(17)	57,884
Theresa Condor	6/29/2016	2,285	(6)	—		7.04	6/28/2026	—		—
	6/29/2016	18,282	(6)	—		7.04	6/28/2026	—		—
	11/15/2016	554	(6)	—		7.84	11/14/2026	—		—
	11/15/2016	820	(6)	—		7.84	11/14/2026	—		—
	3/8/2017	1,975	(6)	—		7.84	3/7/2027	—		—
	3/21/2018	82,835	(6)	—		14.80	3/20/2028	—		—
	11/13/2018	1,186	(6)	—		14.80	11/12/2028	—		—
	11/12/2019	6,855	(6)	—		15.60	11/11/2029	—		—
	11/2/2020	18,114		5,384	(9)	17.36	11/1/2030	—		—
	11/11/2020	856		9,427	(10)	17.36	11/10/2030	—		—
	2/18/2021	15,895	(6)	—		26.32	2/17/2031	—		—
	2/4/2022	—		—		—	—	34,290	(11)	268,148
	2/4/2022	—		—		—	—	6,531	(14)	51,072
	2/4/2022	—		—		—	—	34,750	(15)	271,745
	4/14/2023	—		—		—	—	98,109	(16)	767,212
	10/2/2023	—		—		—	—	4,360	(17)	34,095
Boyd Johnson	11/1/2022	—		—		—	—	42,187	(18)	329,902
	4/14/2023	—		—		—	—	54,843	(16)	428,872
	12/12/2023	—		—		—	—	40,000	(19)	312,800

(1)	Each of the outstanding option awards listed was granted pursuant to the Spire Global, Inc. 2012 Stock Option and Grant Plan.

(2)	Represents the grant date fair value of a share of our Class A common stock, as determined by our board of directors.

(3)	Each option expiration date is the date 10 years after the grant date, with earlier expiration in the event of termination of service.

(4)	Each of the stock awards listed was granted pursuant to the Spire Global, Inc. 2021 Equity Incentive Plan.

(5)	The market value of each stock award listed is based on the closing market price per share of our Class A common stock on the NYSE on December 29, 2023, the last trading day of 2023.

(6)	The shares underlying this option are fully vested and immediately exercisable.

(7)

The shares underlying this option vest, subject to Mr. Platzer’s continued role as a service provider to us, as to 1/4th of the total shares on November 2, 2021 with 1/48th of the total shares vesting monthly thereafter.

(8)	The shares underlying this option vest, subject to Mr. Platzer’s continued role as a service provider to us, as to 1/12th of the total shares monthly commencing on December 11, 2023.

(9)

The shares underlying this option vest, subject to Ms. Condor's continued role as a service provider to us, as to 1/4th of the total shares on November 2, 2021 with 1/48th of the total shares vesting monthly thereafter.

(10)	The shares underlying this option vest, subject to Ms. Condor's continued role as a service provider to us, as to 1/12th of the total shares monthly commencing November 11, 2024.

(11)

RSU award pursuant to which 50% of the total shares vested on February 20, 2023, with 1/8th of the remaining shares vesting quarterly thereafter commencing May 20, 2023, subject to the officer's continued role as a service provider to us.

(12)	RSU award pursuant to which 1/8th of the total shares vest quarterly commencing May 20, 2023, subject to Mr. Platzer's continued role as a service provider to us.

(13)	RSU award pursuant to which 1/4th of the total shares vest quarterly commencing May 20, 2025, subject to Mr. Platzer's continued role as a service provider to us.

(14)

RSU award pursuant to which 1/8th of the total shares vest on May 20, 2023, with 1/8th of the remaining shares vesting quarterly thereafter commencing August 20, 2023, subject to Ms. Condor's continued role as a service provider to us.

(15)	RSU award pursuant to which 1/4th of the total shares vest quarterly commencing May 20, 2025, subject to Ms. Condor's continued role as a service provider to us.

(16)	RSU award pursuant to which 1/16th of the total shares vest quarterly commencing May 20, 2023, subject to the officer's continued role as a service provider to us.

(17)	RSU award pursuant to which 100% of the total shares vest on February 20, 2024, subject to the officer's continued role as a service provider to us.

(18)

RSU award pursuant to which 1/4th of the total shares vested on November 20, 2023, with 1/12th of the remaining shares vesting quarterly thereafter commencing February 20, 2024, subject to Mr. Johnson's continued role as a service provider to us.

(19)	RSU award pursuant to which 1/12th of the total shares vest quarterly commencing on February 20, 2024, subject to Mr. Johnson's continued role as a service provider to us.

Executive Compensation Arrangements

Prior Employment Arrangements

The following describes employment agreements with each of our named executive officers that were in effect during part of 2023, until new employment agreements were entered into with each of them, as further described below under “—Current Employment Agreements.”

Peter Platzer

Spire Global Luxembourg S.à r.l (“Spire Luxembourg”) and Mr. Platzer entered into a Long Term Employment Contract (the “CEO Employment Agreement”) and a relocation letter, each effective as of January 1, 2022. The CEO Employment Agreement provided Mr. Platzer with an annual base salary of €363,159 and the opportunity to receive discretionary bonuses based on the achievement of Company and individual goals, as determined by our board of directors and the compensation committee. Additionally, Mr. Platzer was eligible to receive annual equity grants (with amounts determined after taking into account Mr. Platzer’s rank and seniority in relative proportion to annual equity grants to other employees) under and pursuant to the terms of our equity compensation plans.

Under the CEO Employment Agreement, Mr. Platzer’s employment could not have been terminated without prior written notice to Mr. Platzer except under certain circumstances, generally relating to his unauthorized use or disclosure of confidential information or trade secrets of the Company and its subsidiaries, which caused material harm to the Company and its subsidiaries; his material failure to comply with our written policies or rules after written notice and a reasonable cure period of at least 30 days; his conviction of, or plea of “guilty” or “no contest” to, a felony, or his commission of any act of moral turpitude, dishonesty or fraud against, or the misappropriation of material property belonging to, us or our affiliates; his gross misconduct resulting in material harm to us; his continuing failure to perform his reasonably assigned duties after written notice and a reasonable cure period of at least 30 days; or his failure to cooperate in good faith with a governmental or internal investigation of the Company and its subsidiaries or any of their directors, officers or employees, if we requested his cooperation. Such termination of Mr. Platzer’s employment with immediate effect under his CEO Employment Agreement is referred to in this section as a termination for “cause.”

Mr. Platzer could not have terminated his employment without prior written notice to Spire Luxembourg except under certain circumstances, generally relating to a material reduction in his duties, position or responsibilities (except such reduction that occurs solely due to the Company being acquired and made part of a larger entity); a material reduction in his base salary, other than (a) a reduction generally applicable to our management team, or (b) a temporary salary reduction of 10% or less in a given year; or a material change in the geographic location of his primary work location of at least 40 kilometers from his current work location, and provided that Mr. Platzer must first provide Spire Luxembourg with written notice of such grounds for resignation with immediate effect within 90 days of the initial existence of such grounds, followed by the expiration of a reasonable Company cure period of not less than 30 days. Such resignation by Mr. Platzer with immediate effect under his CEO Employment Agreement is referred to in this section as a resignation for “good reason.”

If Mr. Platzer’s employment had been terminated for subjective reasons related to the employee’s attitude or aptitude, or for reasons related to the economic functioning of the Company, or if Mr. Platzer had resigned for gross misconduct of the employer, such as a material reduction of his duties, position or responsibilities, then subject to his execution and non-revocation of a release of claims in a form acceptable to Spire Luxembourg within 60 days of such termination or resignation of employment, as applicable, he will become eligible to receive:

•	a lump sum payment equal to nine months of his base salary;

•	a lump sum payment equal to nine months of Company-paid COBRA premiums, not to exceed €16,000;

•	full vesting acceleration of all of his then outstanding equity awards; and

•	an extension of the post-termination exercisability period of his options (or any similar awards) through their full term to expiration.

Under his relocation letter, Mr. Platzer was eligible to receive certain relocation assistance benefits. Under his relocation letter, Mr. Platzer was eligible to receive: Company payment of costs associated with obtaining necessary visas and work permits associated with his relocation to Luxembourg; Company-paid business class round-trip airfare for Mr. Platzer and his immediate family to visit the United States twice per calendar year for non-business reasons; reimbursement for 2023 for reasonable and documented housing and utility expenses in accordance with our travel and expense policy, not to exceed €5,100 per month; an automobile for use for 2023 in Luxembourg (including Company-paid cost of insurance, maintenance, taxes and registration costs, but excluding fuel and parking expenses); and reimbursement of the cost of private babysitting or daycare services incurred during periods when Mr. Platzer and his wife are both travelling for Company business purposes. To the extent any of the benefits under Mr. Platzer’s relocation letter were subject to tax, the taxes were included in the sums paid to him. Mr. Platzer’s relocation letter provided that upon termination of his employment with Spire Luxembourg, the benefits under his relocation letter would have ceased immediately.

Theresa Condor

Spire Luxembourg previously entered into a Long Term Employment Contract agreement with Ms. Condor that provided Ms. Condor with an annual base salary of €144,000 and the opportunity to earn a target bonus of €86,000 based on the achievement of performance targets, objectives and/or quotas under the Company's Business Development Bonus Plan, as in effect from time to time with respect to her position.

Mr. Condor also was prohibited from competing with the Company within Luxembourg for a period of 12 months following termination of her employment contract and from soliciting the Company’s employees, consultants, suppliers, service providers, customers or clients during the term of her employment and for a period of 5 years thereafter. Either party could have terminated the agreement by notifying the other party by registered mail or by signing for acknowledgment of receipt a copy of the notice of termination.

Boyd Johnson

Legacy Spire previously entered into an offer letter agreement with Mr. Johnson, our Chief Legal Officer, Chief Administrative Officer, General Counsel, and Corporate Secretary. Under his offer letter, Mr. Johnson was an at-will employee and his offer letter provided for no specified term for his employment.

Current Employment Agreements

On October 1, 2023, Mr. Platzer entered into an employment agreement with Spire Global Germany GmbH (“Spire Germany”) in the form of a Managing Director Service Agreement, which was subsequently amended and restated effective November 27, 2023 (the “Restated Platzer Agreement”). Also on October 1, 2023, Ms. Condor and Spire Germany entered into an Employment Contract, which was subsequently amended and restated effective November 27, 2023 (the “Restated Condor Agreement”). Finally, effective November 27, 2023, Mr. Johnson entered into an Executive Employment Agreement with the Company (together with the Restated Platzer Agreement and the Restated Condor Agreement, the “Employment Agreements”).

The Employment Agreements provide for severance pay and benefits in the event the executive’s employment is terminated by the Company without Cause (as defined in the respective Employment Agreements) or due to the executive’s resignation for Good Reason (as defined in the respective Employment Agreements), with such terminations referred to as a “Qualifying Termination.”

The Employment Agreements provide that if the executive’s employment is terminated as the result of a Qualifying Termination, and the termination date occurs before a Change in Control (as defined in the Company’s 2021 Equity Incentive Plan) or after the period that begins on the date of a Change in Control during the term and ends on the 18 month anniversary of such Change in Control (the “Change in Control Period”), then the Company shall, in addition to paying executive’s base salary and other compensation earned through the termination date:

•
pay to the executive as severance pay an amount equal to 100% of executive’s annualized base salary as of the termination date (or annualized base salary as of immediately prior to a material reduction of such base salary), less all legally required and authorized deductions and withholdings, payable in a lump sum on the first regular payroll date immediately following the termination date (the “Non-CIC Severance Payment”);

•
pay to the executive as additional severance pay an amount equal to 100% of executive’s target annual cash bonus for the fiscal year in which the termination date occurs, less all legally required and authorized deductions and withholdings, payable in a lump sum on the Company’s first regular payroll date immediately following the termination date (the “Non-CIC Bonus Payment”);

•
pay to the executive as additional severance a lump sum cash payment equal to 100% of executive’s group health insurance coverage with the Company, at the same level of coverage that was in effect as of the termination date, for a period of 12 months, less all legally required and authorized deductions and withholdings, payable in a lump sum on the Company’s first regular payroll date immediately following the termination date (the “Non-CIC Benefits Continuation Payment”); and

•
pay up to $15,000 for outplacement services by an outplacement services provider selected by the executive, with any such amount payable by the Company directly to the outplacement services provider or reimbursed to the executive, in either case subject to submission of appropriate receipts before the 12 month anniversary of the termination date (the “Outplacement Payments”).

The Restated Platzer Agreement also provides that in the case of such a termination, Mr. Platzer’s then-outstanding equity awards will accelerate and immediately become fully vested, and the period to exercise any award will become the expiration date of such award, as applicable.

The Employment Agreements provide that if the executive’s employment is terminated as the result of a Qualifying Termination, and the termination date occurs during the Change in Control Period, then the Company shall, in addition to paying executive’s base salary and other compensation earned through the termination date:

•
pay to the executive as severance an amount equal to the sum of (i) 150% of executive’s annualized base salary as of the termination date (or annualized base salary as of immediately prior to a material reduction of such base salary) (the “CIC Severance Payment”), (ii) 150% of the executive’s target annual cash bonus for the fiscal year in which the termination date occurs (the “CIC Bonus Payment”), and (iii) 150% of the executive’s group health insurance coverage with the Company, at the same level of coverage that was in effect as of the termination date, for a period of 18 months (the “CIC Benefits Continuation Payment”), in each case less all legally required and authorized deductions and withholdings, payable in a lump sum on the Company’s first regular payroll date immediately following the termination date; and

•
pay the Outplacement Payments.

The Employment Agreements also provide that in the case of such a termination, the executive’s then-outstanding equity awards will accelerate and immediately become fully vested, and the period to exercise any award will become the expiration date of such award, as applicable.

In addition, the Employment Agreements provide that if the executive’s employment is terminated as the result of a Qualifying Termination, and a Change in Control occurs within 90 calendar days after the termination date, then the executive shall receive an additional cash payment equal to the sum of: (i) 50% of executive’s annualized base salary as of the termination date (or annualized base salary as of immediately prior to a material reduction of such base salary), (ii) the difference between the CIC Bonus Payment amount and the Non-CIC Bonus Payment amount, and (iii) the difference between the CIC Benefits Continuation Payment and the Non-CIC Benefits Continuation Payment, less all legally required and authorized deductions and withholdings, payable in a single lump sum no later than 10 calendar days after the date of such Change in Control.

Potential Payments Upon Termination or Change in Control

Regardless of the manner in which a named executive officer’s service terminates, that named executive officer is entitled to receive amounts earned during his term of service, including unpaid salary and accrued but unused vacation, as applicable.

As described above, Messrs. Platzer and Johnson and Ms. Condor are eligible to receive certain payments and benefits in connection with Qualifying Terminations, both during and outside of a Change in Control Period, pursuant to their Employment Agreements. Also as described above, the Employment Agreements provide that in the case of a termination of employment as the result of a Qualifying Termination during a Change in Control Period, the executive’s then-outstanding equity awards will accelerate and immediately become fully vested, and the period to exercise any award will become the expiration date of such award, as applicable. The Restated Platzer Agreement also provides that in the case of a termination of his employment as the result of a Qualifying Termination that is not during a Change in Control Period, Mr. Platzer’s then-outstanding equity awards will accelerate and immediately become fully vested, and the period to exercise any award will become the expiration date of such award, as applicable. In the case of Ms. Condor and Mr. Johnson, in the event of a termination of their employment as the result of a Qualifying Termination that is not during a Change in Control Period, their then-outstanding equity awards will be treated as provided in the applicable plan and award agreements.

In addition, as a U.S.-based employee, Mr. Johnson’s Employment Agreement provides that, if any of the amounts provided for under the Employment Agreement or otherwise payable to him would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, he would receive (to the extent he is entitled to such receipt) either the full payment of benefits under the Employment Agreement or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him. The Employment Agreement does not provide for any tax gross-ups in connection with a change in control.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of December 31, 2023. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders (1)	4,046,135	(2)	$17.11	(3)	1,250,229	(4)

(1)

Includes the 2012 Stock Option and Grant Plan (the “2012 Plan”), the 2021 Equity Incentive Plan (the “2021 Plan”) and the 2021 Employee Stock Purchase Plan (the “ESPP”). The 2012 Plan was terminated prior to the Closing.

(2)	Consists of 4,046,135 shares subject to options and RSUs that were outstanding as of December 31, 2023 that were issued under the 2012 Plan and the 2021 Plan.

(3)	RSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.

(4)

As of December 31, 2023, an aggregate of 1,250,229 shares of common stock were available for issuance under the 2021 Plan and ESPP. The 2021 Plan provides that on the first day of each fiscal year beginning with the 2022 fiscal year, the number of shares of Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 2,993,875 shares, (ii) 5% of the outstanding shares of Class A common stock as of the last day of our immediately preceding fiscal year, or (iii) such other amount as our board of directors may determine. The ESPP provides that on the first day of each year beginning with the 2022 fiscal year, the number of shares of Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (a) 598,875 shares, (b) 1% of the outstanding shares of Class A common stock as of the last day of the immediately preceding fiscal year, or (c) such other amount as our board of directors may determine. On January 1, 2024, the number of shares of Class A common stock available for issuance under the 2021 Plan increased by 1,054,867 shares pursuant to this provision and the number of shares of Class A common stock available for issuance under the ESPP increased by 210,973 shares pursuant to this provision. The increases are not reflected in the table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2024 for:

•
each of our directors;
•
each of our named executive officers;
•
all of our current directors and executive officers as a group; and
•
each person or group known by us to be the beneficial owner of more than 5% of our Class A or Class B common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 24,315,589 shares of our Class A common stock and 1,053,583 shares of our Class B common stock outstanding as of March 31, 2024. We have deemed shares of our Class A common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2024 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of March 31, 2024, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Spire Global, Inc., 8000 Towers Crescent Drive, Suite 1100, Vienna, Virginia 22182. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Number of Class A Shares	%	Number of Class B Shares	%	% of Total Voting Power
Executive Officers and Directors:
Peter Platzer (1)	2,068,895	8.2	1,053,583	69.9	29.7
Theresa Condor (2)	2,068,895	8.2	1,053,583	69.9	29.7
Boyd Johnson (3)	40,144	*	—	—	*
Stephen Messer (4)	110,071	*	—	—	*
William Porteous (5)	911,098	3.6	—	—	2.3
Dirk Hoke (6)	91,999	*	—	—	*
Joan Amble (7)	40,139	*	—	—	*
All current executive officers and directors as a group (8 persons) (8)	3,285,784	21.3	1,053,583	69.9	32.8

*	Less than 1%

(1)

Consists of (i) 1,164,159 shares of our Class A common stock held by Mr. Platzer; (ii) 631,984 shares of our Class A common stock subject to stock options held by Mr. Platzer exercisable within 60 days of March 31, 2024; (iii) 27,359 shares of our Class A common stock subject to RSUs held by Mr. Platzer issuable upon vesting within 60 days of March 31, 2024; (iv) 1,035,678 shares of our Class B common stock held of record by Mr. Platzer; (v) 74,395 shares of our Class A common stock held by Ms. Condor; (vi) 157,736 shares of our Class A common stock subject to stock options held by Ms. Condor exercisable within 60 days of March 31, 2024; (vii) 13,262 shares of our Class A common stock subject to RSUs held by Ms. Condor issuable upon vesting within 60 days of March 31, 2024; and (viii) 17,905 shares of our Class B common stock held of record by Ms. Condor. Mr. Platzer and Ms. Condor, as husband and wife, share beneficial ownership of the shares held by each other.

(2)

Consists of (i) 74,395 shares of our Class A common stock held by Ms. Condor; (ii) 157,736 shares of our Class A common stock subject to stock options held by Ms. Condor exercisable within 60 days of March 31, 2024; (iii) 13,262 shares of our Class A common stock subject to RSUs held by Ms. Condor issuable upon vesting within 60 days of March 31, 2024; (iv) 17,905 shares of our Class B common stock held by Ms. Condor; (v) 1,164,159 shares of our Class A common stock held by Mr. Platzer; (vi) 631,984 shares of our Class A common stock subject to stock options held by Mr. Platzer exercisable within 60 days of March 31, 2024; (vii) 27,359 shares of our Class A common stock subject to RSUs held by Mr. Platzer issuable upon vesting within 60 days of March 31, 2024; and (viii) 1,035,678 shares of our Class B common stock held of record by Mr. Platzer. Mr. Platzer and Ms. Condor, as husband and wife, share beneficial ownership of the shares held by each other.

(3)

Consists of (i) 28,992 shares of our Class A common stock held by Mr. Johnson; (ii) 11,067 shares of Class A common stock subject to RSU's held by Mr. Johnson issuable upon vesting within 60 days of March 31, 2024; and (iii) 85 shares of Class A common stock held by Mr. Johnson as UTMA custodian for his daughter.

(4)

Consists of (i) 33,006 shares of our Class A common stock held by Mr. Messer; (ii) 19,805 shares of our Class A common stock subject to stock options held by Mr. Messer exercisable within 60 days of March 31, 2024; (iii) 32,600 shares of our Class A common stock subject to RSU's held by Mr. Messer issuable upon vesting within 60 days of March 31, 2024; and (iii) 24,660 shares of our Class A common stock held of record by Zephir Worldwide LLC. Mr. Messer is a Member at Zephir Worldwide LLC and shares the power to vote and dispose of shares held by Zephir Worldwide LLC. The address for Zephir Worldwide LLC is 626 Millwood Road, Mt. Kisco, NY 10549.

(5)

Consists of (i) 34,246 shares of our Class A common stock held by Mr. Porteous; (ii) 32,600 shares of our Class A common stock subject to RSU's held by Mr. Porteous issuable upon vesting within 60 days of March 31, 2024; (iii) 596,181 shares of our Class A common stock held of record by RRE Ventures V, L.P.; and (iv) 248,071 shares of our Class A common stock held of record by RRE Leaders Fund, LP (together with RRE Ventures V, L.P., “RRE”). RRE Ventures GP V, LLC is the general partner of RRE Ventures V, L.P., and its managing members and officers are James D. Robinson IV, Stuart J. Ellman, and William D. Porteous, and RRE Ventures GP V, LLC has sole voting and dispositive power with respect to the shares held by RRE Ventures V, L.P. RRE Leaders GP, LLC is the general partner of RRE Leaders Fund, LP, and its managing members and officers are James D. Robinson IV, Stuart J. Ellman, and William D. Porteous, and RRE Leaders GP, LLC has sole voting and dispositive power with respect to the shares held by RRE Leaders Fund, LP. The address for each RRE entity identified in this footnote is 130 East 59th Street 17th Floor, New York, NY 10022.

(6)	Consists of 91,999 shares of our Class A common stock subject to stock options held by Mr. Hoke exercisable within 60 days of March 31, 2024.

(7)

Consists of (i) 7,539 shares of our Class A common stock held by Ms. Amble; and (ii) 32,600 shares of Class A common stock subject to RSU's held by Ms. Amble issuable upon vesting within 60 days of March 31, 2024.

(8)

Consists of (i) 2,226,959 shares of our Class A common stock and 1,053,583 shares of our Class B common stock beneficially owned by our current executive officers and directors; (ii) 901,524 shares of our Class A common stock subject to stock options held by our current executive officers and directors exercisable within 60 days of March 31, 2024; and (iii) 157,301 shares of our Class A common stock subject to RSUs held by our current executive officers and directors issuable upon vesting within 60 days of March 31, 2024.

CERTAIN RELATIONSHIPS, RELATED PARTY AND OTHER TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment, and change in control arrangements, discussed in the sections titled “Board of Directors and Corporate Governance—Director Compensation” and “Executive Compensation,” the following is a description of each transaction and series of similar transactions, since the beginning of the fiscal year preceding our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceed the lesser of (a) $120,000 or (b) 1% of the average of our total assets at year-end for the last two completed fiscal years; and

•

any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of any class of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Indemnification Agreements

We are party to an indemnification agreement with each of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements shall also require us to advance all expenses reasonably and actually incurred by our directors and executive officers in investigating or defending any such action, suit, or proceeding.

Lock-Up Agreement

On August 16, 2021, effective upon the Closing, Mr. Platzer entered into a lock-up agreement with us pursuant to which he agreed, subject to limited exceptions, not to transfer, assign or sell any shares of our common stock that he beneficially owns until the first to occur of (i) one year following the Closing, (ii) such time that the closing price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-day trading day period commencing at least 150 days after the closing date of the Merger (the “Closing Date”), and (iii) the date following the Closing Date on which we complete a liquidation, merger, share exchange or similar transaction.

Pre-Merger Related Party Transactions of NavSight Holdings, Inc.

The following is a description of each transaction since January 1, 2022, and each currently proposed transaction, in which:

•	NavSight was a participant;

•	the amount involved exceeded or exceeds $120,000; and

•

any of NavSight’s directors, executive officers, or beneficial holders of more than 5% of any class of the capital stock of NavSight, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had a direct or indirect material interest.

Private Investment in Public Equity (“PIPE”) Subscription Agreements

In connection with the execution of the Business Combination Agreement for the Merger (the “Business Combination Agreement”), on February 28, 2021, NavSight entered into the PIPE subscription agreements with the PIPE investors, pursuant to which such PIPE investors purchased an aggregate of 24,500,000 shares of our Class A common stock at $10.00 per share for an aggregate purchase price of $245,000,000 immediately prior to the Closing. Messrs. Coleman and Pearlstein, directors and officers of NavSight prior to the Closing, subscribed for an aggregate purchase price of $10,000,000 of the PIPE investment, for which they received an aggregate of 1,000,000 shares of our Class A common stock.

The PIPE subscription agreements provide that we are required to file with the SEC, within 45 calendar days of the Closing Date, a registration statement covering the resale of shares issued pursuant to the PIPE investment and to use our commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof but no later than the earlier of (i) the 90th calendar day (or 120th calendar day in the event the SEC reviews and has written comments to the registration statement) following the filing date thereof and (ii) the 10th business day after the date we are notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be “reviewed” or will not be subject to further review.

The PIPE subscription agreements will be terminated, and be of no further force and effect, upon the mutual written agreement of NavSight and the applicable PIPE investor.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a written related person transactions policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock and any members of the immediate family of and any entity affiliated with any of the foregoing persons are not permitted to enter into a material related person transaction with us without the review and approval of our audit committee or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 will be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

All of the transactions described in this section were entered into prior to the adoption of this policy. Although Legacy Spire did not previously have a written policy for the review and approval of transactions with related persons, the Legacy Spire board of directors historically reviewed and approved any transaction where a director or officer had a financial interest, including all of the transactions described above. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest as to the agreement or transaction were disclosed to the Legacy Spire board of directors. The Legacy Spire board of directors would take this information into account when evaluating the transaction and in determining whether such transaction was fair to the Company and in the best interest of all of its stockholders.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based solely on a review of such reports and written information given to us by our directors and executive officers, we believe that all such required reports were filed on a timely basis under Section 16(a) for the fiscal year ended December 31, 2023, except for: (i) three reports disclosing an aggregate of seven transactions were filed late for each of Messrs. Platzer and Krywe and Ms. Condor, and (ii) two reports disclosing an aggregate of four transactions were filed late for Mr. Johnson.

Fiscal Year 2023 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2023 are included in our 2023 Annual Report, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our 2023 Annual Report are posted on our website at ir.spire.com and are available from the SEC on its website at www.sec.gov. You may also obtain a copy of our 2023 Annual Report without charge by sending a written request to Spire Global, Inc., Attention: Corporate Secretary, 8000 Towers Crescent Drive, Suite 1100, Vienna, Virginia 22182.

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Vienna, Virginia

April 23, 2024

Appendix A

SPIRE GLOBAL, INC.

2021 EQUITY INCENTIVE PLAN

(As Proposed to be Amended Effective June 4, 2024)

1.
Purposes of the Plan. The purposes of this Plan are:
•
to attract and retain the best available personnel for positions of substantial responsibility,
•
to provide additional incentive to Employees, Directors and Consultants, and
•
to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards.

2.
Definitions. As used herein, the following definitions will apply:
2.1.
“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
2.2.
“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.
2.3.
“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards.
2.4.
“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
2.5.
“Board” means the Board of Directors of the Company.
2.6.
“Change in Control” means the occurrence of any of the following events:

(a)
Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; provided, further, that any change in the ownership of the stock of the Company as a result of a private financing of the

Company that is approved by the Board also will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (a). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(b)
Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(c)
Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c)(ii)(C). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2.6, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

2.7.
“Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.8.
“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4 hereof.
2.9.
“Common Stock” means the common stock of the Company.
2.10.
“Company” means NavSight Holdings, Inc., a Delaware corporation, or any successor thereto (which, as of the effectiveness of the Plan on the Effective Date, will be Spire Global, Inc., a Delaware corporation).
2.11.
“Consultant” means any natural person, including an advisor, engaged by the Company or any of its Parent or Subsidiaries to render bona fide services to such entity, provided the services (a) are not in connection with the offer or sale of securities in a capital-raising transaction, and (b) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.
2.12.
“Director” means a member of the Board.
2.13.
“Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
2.14.
“Effective Date” means the date of the consummation of the merger by and among the Company, Spire Global, Inc. (“Spire”), and certain other parties, pursuant to that certain Business Combination Agreement dated February 28, 2021 (such merger, the “Merger”).
2.15.
“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
2.16.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
2.17.
“Exchange Program” means a program under which (a) outstanding Awards are surrendered or cancelled in exchange for awards of the same type

(which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (b) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (c) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
2.18.
“Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:
(a)
If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange or the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)
If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)
In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. The determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of fair market value for other purposes.

2.19.
"Fiscal Year" means the fiscal year of the Company
2.20.
“Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.
2.21.
“Inside Director” means a Director who is an Employee.
2.22.
“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
2.23.
“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
2.24.
“Option” means a stock option granted pursuant to the Plan.
2.25.
“Outside Director” means a Director who is not an Employee.

2.26.
“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).
2.27.
“Participant” means the holder of an outstanding Award.
2.28.
“Performance Awards” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be cash- or stock-denominated and may be settled for cash, Shares or other securities or a combination of the foregoing under Section 10.
2.29.
“Performance Period” means Performance Period as defined in Section 10.1.
2.30.
“Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
2.31.
“Plan” means this Spire Global, Inc. 2021 Equity Incentive Plan, as may be amended from time to time.
2.32.
“Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.
2.33.
“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
2.34.
“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
2.35.
“Section 16b” means Section 16(b) of the Exchange Act.
2.36.
“Section 409A” means Code Section 409A and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.
2.37.
“Securities Act” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.
2.38.
“Service Provider” means an Employee, Director or Consultant.
2.39.
“Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.
2.40.
“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.
2.41.
“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

2.42.
“Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.
2.43.
“U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
3.
Stock Subject to the Plan.
3.1.
Stock Subject to the Plan. Subject to adjustment upon changes in capitalization of the Company as provided in Section 15 and the automatic increase set forth in Section 3.2, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan will be equal to (a) 2,395,125 Shares, provided that, prior to the Effective Date, the Administrator shall reduce the number of Shares under this clause (a) by such number, that the Company and Spire shall determine by mutual written agreement, that is expected to be the number of Shares subject to Assumed Awards (as defined below) that are unvested and outstanding as of the Effective Date, plus (b) any shares of the Company’s common stock subject to stock options or other awards that are assumed in the Merger (“Assumed Awards”) and that, on or after the Effective Date, are cancelled, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of Shares to be added to the Plan pursuant to clause (b) equal to 2,781,914 Shares, plus (c) 1,000,000 Shares. In addition, Shares may become available for issuance under Sections 3.2 and 3.3. The Shares may be authorized but unissued, or reacquired Common Stock.
3.2.
Automatic Share Reserve Increase. Subject to adjustment upon changes in capitalization of the Company as provided in Section 15, the number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2022 Fiscal Year, in an amount equal to the least of (a) 2,993,875 Shares, (b) a number of Shares equal to five percent (5%) of the total number of shares of all Class A common stock of the Company outstanding on the last day of the immediately preceding Fiscal Year, or (c) such number of Shares determined by the Administrator no later than the last day of the immediately preceding Fiscal Year.
3.3.
Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, or Performance Awards is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units or Performance Awards are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax liabilities or withholdings related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3.1, plus, to the extent allowable under Code Section 422 and the U.S. Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3.2 and 3.3.
3.4.
Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4.
Administration of the Plan.
4.1.
Procedure.
4.1.1.
Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
4.1.2.
Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
4.1.3.
Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to comply with Applicable Laws.
4.2.
Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(a)
to determine the Fair Market Value;
(b)
to select the Service Providers to whom Awards may be granted hereunder;
(c)
to determine the number of Shares or dollar amounts to be covered by each Award granted hereunder;
(d)
to approve forms of Award Agreements for use under the Plan;
(e)
to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto (including but not limited to, temporarily suspending the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with Applicable Laws, provided that such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an Award), based in each case on such factors as the Administrator will determine;
(f)
to institute and determine the terms and conditions of an Exchange Program, including, subject to Section 20.3, to unilaterally implement an Exchange Program without the consent of the applicable Award holder;
(g)
to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(h)
to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non-U.S. laws, easing the administration of the Plan and/or for qualifying for favorable tax treatment under applicable non-U.S. laws, in each case as the Administrator may deem necessary or advisable;
(i)
to modify or amend each Award (subject to Section 20.3), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option or Stock Appreciation Right (subject to Sections 6.4 and 7.5);
(j)
to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 16;
(k)
to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(l)
to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award;
(m)
to delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable; and
(n)
to make all other determinations deemed necessary or advisable for administering the Plan.
4.3.
Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

5.
Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.
Stock Options.
6.1.
Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
6.2.
Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
6.3.
Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such options will be treated as nonstatutory stock options. For purposes of this Section 6.3, incentive stock options will be taken into account in the order in which they were granted, the fair market value of the shares will be determined as of the time the option with respect to such shares is granted, and calculation will be performed in accordance with Code Section 422 and the U.S. Treasury Regulations promulgated thereunder.
6.4.
Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
6.5.
Option Exercise Price and Consideration.
6.5.1.
Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6.5.1, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).
6.5.2.
Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

6.5.3.
Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (a) cash (including cash equivalents); (b) check; (c) promissory note, to the extent permitted by Applicable Laws, (d) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (e) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (f) by net exercise; (g) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (h) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.
6.6.
Exercise of Option.
6.6.1.
Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

6.6.2.
Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon such cessation as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within three (3) months of such cessation, or such shorter or longer period of time, as is specified in the Award Agreement, in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or

Parents, as applicable, if on such date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
6.6.3.
Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within six (6) months of cessation, or such longer or shorter period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4, as applicable) to the extent the Option is vested on such date of cessation. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on the date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
6.6.4.
Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within six (6) months following the Participant’s death, or within such longer or shorter period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4, as applicable), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form (if any) acceptable to the Administrator. If the Administrator has not permitted the designation of a beneficiary or if no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution (each, a “Legal Representative”). If the Option is exercised pursuant to this Section 6.6.4, Participant’s designated beneficiary or Legal Representative shall be subject to the terms of this Plan and the Award Agreement, including but not limited to the restrictions on transferability and forfeitability applicable to the Service Provider. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
6.6.5.
Tolling Expiration. A Participant’s Award Agreement may also provide that:
(a)
if the exercise of the Option following the cessation of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16b, then the Option will terminate on the earlier of (i) the expiration of the term of the Option set forth in the Award Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16b; or
(b)
if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the

Securities Act, then the Option will terminate on the earlier of (i) the expiration of the term of the Option or (ii) the expiration of a period of thirty (30) days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7.
Stock Appreciation Rights.
7.1.
Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
7.2.
Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.
7.3.
Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7.6 will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.
7.4.
Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
7.5.
Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6.4 relating to the maximum term and Section 6.6 relating to exercise also will apply to Stock Appreciation Rights.
7.6.
Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(a)
The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(b)
The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8.
Restricted Stock.
8.1.
Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of

Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
8.2.
Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed. The Administrator, in its sole discretion, may determine that an Award of Restricted Stock will not be subject to any Period of Restriction and consideration for such Award is paid for by past services rendered as a Service Provider.
8.3.
Transferability. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
8.4.
Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
8.5.
Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
8.6.
Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
8.7.
Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
8.8.
Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9.
Restricted Stock Units.
9.1.
Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

9.2.
Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.
9.3.
Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
9.4.
Form and Timing of Payment. Payment of earned Restricted Stock Units will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.
9.5.
Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10.
Performance Awards.
10.1.
Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify any time period during which any performance objectives or other vesting provisions will be measured (“Performance Period”), and such other terms and conditions as the Administrator determines. Each Performance Award will have an initial value that is determined by the Administrator on or before its date of grant.
10.2.
Objectives or Vesting Provisions and Other Terms. The Administrator will set any objectives or vesting provisions that, depending on the extent to which any such objectives or vesting provisions are met, will determine the value of the payout for the Performance Awards. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
10.3.
Earning Performance Awards. After an applicable Performance Period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the Performance Period. The Administrator, in its discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Award.
10.4.
Form and Timing of Payment. Payment of earned Performance Awards will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Performance Awards in cash, Shares, or a combination of both.

10.5.
Cancellation of Performance Awards. On the date set forth in the Award Agreement, all unearned or unvested Performance Awards will be forfeited to the Company, and again will be available for grant under the Plan.

11.
Outside Director Award Limitations. No Outside Director may be granted, in any Fiscal Year, equity awards (including any Awards granted under this Plan), the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles, and be provided any other compensation (including without limitation any cash retainers or fees) in amounts that, in the aggregate, exceed $750,000, provided that such amount is increased to $1,000,000 in the Fiscal Year of his or her initial service as an Outside Director. Any Awards or other compensation provided to an individual (a) for his or her services as an Employee, or for his or her services as a Consultant other than as an Outside Director, or (b) prior to the closing of the Merger, will be excluded for purposes of this Section 11.

12.
Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to be exempt from or meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent (including with respect to any ambiguities or ambiguous terms), except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Parent or Subsidiaries have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless a Participant (or any other person) in respect of Awards, for any taxes, penalties or interest that may be imposed on, or other costs incurred by, Participant (or any other person) as a result of Section 409A.

13.
Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14.
Limited Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution (which, for purposes of clarification, shall be deemed to include through a beneficiary designation if available in accordance with Section 6.6.4), and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15.
Adjustments; Dissolution or Liquidation; Merger or Change in Control.
15.1.
Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and numerical Share limits in Section 3.
15.2.
Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
15.3.
Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (a) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (b) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (c) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (d) (i) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (ii) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (e) any combination of the foregoing. In taking any of the actions permitted under this Section 15.3, the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise his or her outstanding Options and Stock Appreciation Rights (or portions thereof) not assumed or substituted for, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, or Performance Awards (or portions thereof) not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if an Option or Stock Appreciation Right (or portion thereof) is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.

For the purposes of this Section 15.3 and Section 15.4 below, an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit or Performance Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 15.3 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 15.3 to the contrary, and unless otherwise provided in an Award Agreement, if an Award that vests, is earned or paid-out under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement (or other agreement related to the Award, as applicable) does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that is otherwise accelerated under this Section 15.3 will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

15.4.
Outside Director Awards. With respect to Awards granted to an Outside Director while such individual was an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Outside Director will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Parent or Subsidiaries, as applicable.

16.
Tax Withholding.
16.1.
Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholdings are due, the Company (or any of its Parent, Subsidiaries, or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Parent, Subsidiaries, or affiliates, as applicable) or a relevant tax authority, an amount sufficient to satisfy U.S. federal, state, local, non-U.S., and other taxes (including the Participant’s FICA or other social insurance contribution obligation) required to be withheld or paid with respect to such Award (or exercise thereof).
16.2.
Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax liability or withholding obligation, in whole or in part by such methods as the Administrator shall determine, including, without limitation, (a) paying cash, check or other cash equivalents, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (c) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or paid, (e) such other consideration and method of payment for the meeting of tax liabilities or withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws, or (f) any combination of the foregoing methods of payment. The amount of the withholding obligation will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17.
No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such relationship at any time, free from any liability or claim under the Plan.

18.
Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19.
Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon the later to occur of (a) its adoption by the Board, (b) approval by the Company’s stockholders, or (c) the time as of immediately prior to the completion of the Merger. The Plan will continue in effect until terminated under Section 20 of the Plan, but (i) no Options that qualify as incentive stock options within the meaning of Code Section 422 may be granted after ten (10) years from the earlier of the Board or stockholder approval of the Plan and (ii) Section 3.2 relating to the automatic share reserve increase will operate only until the ten (10) year anniversary of the earlier of the Board or stockholder approval of the Plan.

20.
Amendment and Termination of the Plan.
20.1.
Amendment and Termination. The Administrator, in its sole discretion, may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason.
20.2.
Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
20.3.
Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the

Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21.
Conditions Upon Issuance of Shares.
21.1.
Legal Compliance. Shares will not be issued pursuant to an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
21.2.
Investment Representations. As a condition to the exercise or vesting of an Award, the Company may require the person exercising or vesting in such Award to represent and warrant at the time of any such exercise or vesting that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22.
Inability to Obtain Authority. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non-U.S. law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

23.
Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

24.
Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of such Participant’s status as an employee and/or other service provider for cause or any specified action or inaction by a Participant, whether before or after such termination of employment and/or other service, that would constitute cause for termination of such Participant’s status as a employee and/or other service provider. Notwithstanding any provisions to the contrary under this Plan, all Awards granted under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws, including without limitation any reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 24 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.

* * *

Appendix B

PROPOSED AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION OF

SPIRE GLOBAL, INC.

Text of the proposed amendment (additions are indicated by underlining):

ARTICLE IX

To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director or officer. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Neither any amendment, repeal nor elimination of this Article IX, nor the adoption of any provision of this Amended and Restated Certificate inconsistent with this Article IX, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such amendment, repeal, elimination or adoption of such an inconsistent provision.

P.O. BOX 8016, CARY, NC 27512-9903

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## Spire Global, Inc.

## Annual Meeting of Stockholders

For Stockholders of record as of April 15, 2024

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## This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Peter Platzer, Leonardo Basola and Boyd Johnson as the Named Proxies with full power of substitution and revocation, and hereby authorizes each of the Named Proxies to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Spire Global, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on June 04, 2024, at https://www.proxydocs.com/SPIR, and any adjournment or postponement thereof.

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R FOR AGAINST ABSTAIN 2. To ratify the appointment ofPricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 FOR 3. To approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our outstanding Class A and Class B common stock at a reverse stock split ratio ranging from any whole number between 1-for-2 and 1-for-50, subject to and as determined by our Board of Directors FOR Note: In their discretion, the proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You must register to attend the meeting online at www.proxydocs.com/SPIR Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Proposal_Page - VIFLDateDateSignature (if held jointly) XPlease make your marks like this: